$225,000,000


                                    CREDIT AGREEMENT

                               Dated as of  March 30, 1998

                                          Among

                             APPLEBEE'S INTERNATIONAL, INC.

                                       as Borrower

                                           and

                   MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                            as Arranger and Syndication Agent

                                           and

                      THE INITIAL LENDERS and INITIAL ISSUING BANK
                                       NAMED HEREIN

                       as Initial Lenders and Initial Issuing Bank

                                           and

                           THE FIRST NATIONAL BANK OF CHICAGO

                                 as Administrative Agent

                                           and

                                    NATIONSBANK, N.A.

                                 as Documentation Agent

                       TABLE  OF  CONTENTS




Section                                                                     Page


ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS


   1.01.  Certain Defined Terms...............................................1
   1.02.  Computation of Time Periods........................................26
   1.03.  Accounting Terms...................................................26

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES
         AND THE LETTERS OF CREDIT

   2.01.  The Advances.......................................................26
   2.02.  Making the Advances................................................27
   2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit.29
   2.04.  Repayment of Advances..............................................30
   2.05.  Termination or Reduction of the Commitments........................32
   2.06.  Prepayments........................................................32
   2.07.  Interest...........................................................35
   2.08.  Fees...............................................................36
   2.09.  Conversion of Advances.............................................37
   2.10.  Increased Costs, Etc...............................................38
   2.11.  Payments and Computations..........................................39
   2.12.  Taxes..............................................................40
   2.13.  Sharing of Payments, Etc...........................................42
   2.14.  Use of Proceeds....................................................43
   2.15.  Defaulting Lenders.................................................43

ARTICLE III

CONDITIONS OF LENDING

   3.01.  Conditions Precedent to Initial Extension of Credit................45
   3.02.  Conditions Precedent to Each Borrowing and Issuance................49
   3.03.  Determinations Under Section 3.01..................................50



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Section                                                                     Page


ARTICLE IV

REPRESENTATIONS AND WARRANTIES

   4.01.  Representations and Warranties of the Borrower.....................50

ARTICLE V

COVENANTS OF THE BORROWER
   5.01.  Affirmative Covenants..............................................56
   5.02.  Negative Covenants.................................................59
   5.03.  Reporting Requirements.............................................75
   5.04.  Financial Covenants................................................79

ARTICLE VI

EVENTS OF DEFAULT

   6.01.  Events of Default..................................................80
   6.02.  Actions in Respect of the Letters of Credit upon Default...........83

ARTICLE VII

THE AGENTS

   7.01.  Authorization and Action...........................................84
   7.02.  Agent's Reliance, Etc..............................................84
   7.03.  ML&Co., First Chicago and NationsBank and Affiliates...............85
   7.04.  Lender Party Credit Decision.......................................85
   7.05.  Indemnification....................................................85
   7.06.  Successor Agents...................................................87

ARTICLE VIII

MISCELLANEOUS

   8.01.  Amendments, Etc....................................................88
   8.02.  Notices, Etc.......................................................89
   8.03.  No Waiver; Remedies................................................89
   8.04.  Costs, Expenses and Certain Taxes..................................89
   8.05.  Right of Set-off...................................................91

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Section                                                                     Page


   8.06.  Binding Effect.....................................................91
   8.07.  Assignments and Participations.....................................91
   8.08.  Execution in Counterparts..........................................94
   8.09.  No Liability of the Issuing Bank...................................94
   8.10.  Confidentiality....................................................95
   8.11.  Jurisdiction, Etc..................................................95
   8.12.  Governing Law......................................................95
   8.13.  Waiver of Jury Trial...............................................95
   8.14.  Intercreditor Agreement............................................96

SCHEDULES

Schedule I                 -       Commitments and Applicable Lending Offices
Schedule 3.01(c)           -       Surviving Debt
Schedule 4.01(b)           -       Subsidiaries
Schedule 4.01(d)           -       Authorizations, Approvals, Etc.
Schedule 4.01(n)           -        Plans and Multiemployer Plans
Schedule 4.01(bb)          -       Open Years
Schedule 4.01(gg)          -       Existing Debt
Schedule 4.01(hh)          -       Surviving Debt
Schedule 4.01(jj)          -       Investments
Schedule 4.01(kk)          -       Intellectual Property
Schedule 5.02(a)(i)(C)     -       Existing Liens
Schedule 5.02(a)(ii)(A)(7) -       Unsecured Guarantees
Schedule 5.02(a)(vi)(F)    -       Existing Investments
Schedule 5.02(b)(i)(C)     -       Existing Liens
Schedule 5.02(b)(ii)(A)(7) -       Unsecured Guaranties
Schedule 5.02(b)(v)(F)     -       Existing Investments

EXHIBITS

Exhibit A-1    -        Form of Term Note

Exhibit A-2    -        Form of Working Capital Note

Exhibit B      -        Form of Notice of Borrowing

Exhibit C      -        Form of Assignment and Acceptance

Exhibit D-1    -        Form of Borrower Pledge Agreement


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Exhibit D-2   -        Form of Subsidiaries Pledge Agreement

Exhibit E     -        Form of Guaranty

Exhibit F     -        Form of Intercreditor Agreement

Exhibit G-1   -        Form of Opinion of Loan Parties' Special Counsel

Exhibit G-2   -        Form of Opinion of Arranger's Special New York Counsel

Exhibit H     -        Form of Solvency Certificate

Exhibit I     -        Form of Intercompany Note


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                                CREDIT AGREEMENT


                  CREDIT AGREEMENT dated as of March 30, 1998 among APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago") as the initial issuing bank (the "Initial Issuing Bank"), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("ML&Co.") as arranger (together with any successor appointed pursuant to Article VII, the "Arranger") and as syndication agent (together with any successor appointed pursuant to Article VII, the "Syndication Agent"), NATIONSBANK, N.A. ("NationsBank") as documentation agent (together with any successor appointed pursuant to Article VII, the "Documentation Agent") and First Chicago, as administrative agent (together with any successor appointed pursuant to Article VII, the "Administrative Agent") for (i) the Issuing Bank and the Working Capital Lenders (as hereinafter defined) and (ii) the Term Lenders (as hereinafter defined), respectively.


PRELIMINARY STATEMENTS:

                  (1) Pursuant to the Asset Purchase Agreement dated December 23, 1997 (the "Purchase Agreement") between the Borrower and Apple South, Inc. ("Apple South"), the Borrower proposes to acquire (the "Acquisition") certain restaurants more fully described on Exhibit 1.1 to the Purchase Agreement (such restaurants, together with the other assets to be acquired pursuant to the Purchase Agreement, the "Acquired Assets") and to refinance certain existing debt, finance the Buyback (as hereinafter defined) and obtain financing for general corporate and other permitted purposes.

                  (2) The Borrower has requested that the Lender Parties provide financing for the Acquisition and such other financing as provided for herein and that, from time to time, the Lender Parties lend to the Borrower and issue Letters of Credit for the benefit of the Borrower to provide working capital for the Borrower and its Subsidiary Parties. The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquired Assets" has the meaning set forth in the Preliminary Statements.


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                  "Acquisition"  has the  meaning  set forth in the  Preliminary
         Statements.

                  "Adjusted Capital Expenditures" means, for any Person for any period, all Capital Expenditures during such Period other than Capital Expenditures described in proviso clauses (ii) and (iii) of Section 5.02(a)(xvii) and 5.02(b)(xi) during such period.

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Administrative  Agent's  Account"  means  an  account  of the
         Administrative Agent maintained at its office at One First National Plaza, Chicago, Illinois 60670 or such other office as the Administrative Agent may designate, such account to be specified from time to time by the Administrative Agent.

                  "Advance" means a Term Advance, a Working Capital Advance or a Letter of Credit Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agent" has the meaning set forth in Section 7.01.

                  "Apple South" has the meaning specified in the Preliminary Statements.

                  "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Appropriate Lender" means, at any time, with respect to (a) either of the Term or Working Capital Facilities, a Lender that has a Commitment with respect to such Facility at such time and (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to
         Section 2.03(b) that are outstanding at such time, each such other Working Capital Lender.

                  "Arranger" has the meaning specified in the recital of parties to this Agreement.

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                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "Bank Hedge Agreement" means any interest rate Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest  announced publicly by First
                  Chicago in Chicago, Illinois, from time to time, as First Chicago's corporate base rate, changing when and as said corporate base rate changes; and

                           (b) 1/2 of one  percent  per annum  above the Federal
                  Funds Rate.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

                  "Borrower" has the meaning specified in the recital of parties to this Agreement.

                  "Borrower's   Account"  means  the  account  of  the  Borrower
         maintained by the Borrower with UMB, N.A. at its office at 1010 Grand Blvd, Kansas City, MO, 64106, Account No.
         9870429527.

                  "Borrower  Pledge  Agreement"  has the  meaning  specified  in
         Section 3.01(k)(vii).

                  "Borrowing" means a Term Borrowing or a Working Capital Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or Chicago, Illinois and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Buyback" means the buyback from public shareholders of up to $50,000,000 of the Borrower's common stock commencing December 29, 1997.

                  "Capital Expenditures" means, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiary Parties during such period for

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         equipment,  fixed  assets,  real  property  or  improvements,   or  for
         replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated statement of cash flows of such Person or have a useful life of more than one year.

                  "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "Cash Collateral Account" has the meaning specified in the Borrower Pledge Agreement.

                  "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiary Parties free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause
         (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or
         (c) commercial paper in an aggregate amount of no more than $2.5 million per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P.

                  "Cash Interest Expense" means, for any period, all interest expense paid or payable on all Debt of the Borrower and its Subsidiary Parties for such period, determined on a Consolidated basis and in accordance with GAAP for such period, including, without limitation,
         (a) interest expense paid or payable in respect of Debt resulting from Advances, (b) all fees paid or payable pursuant to Section 2.08, (c) the interest component of all Obligations in respect of Capitalized Leases, (c) commissions, discounts and other fees and charges paid or payable in connection with letters of credit and (d) the net payment, if any, paid or payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements, but excluding, in each case, (A) any amortization of original issue discount, (B) the interest portion of any deferred payment obligation,
         (C) any other interest not payable in cash, including, without limitation, amortization of deferred financing costs and (D) capitalized interest reflected in Capital Expenditures.

                  "CERCLA"  means  the  Comprehensive   Environmental  Response,
         Compensation and Liability Act of 1980, as amended from time to time.

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                  "CERCLIS"  means  the  Comprehensive  Environmental  Response,
         Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "Change of Control" means the occurrence of any of the following: (i) any person or two or more persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of voting stock of the Borrower (or other securities convertible into such voting stock) representing 33% or more of the combined voting power of all voting stock of the Borrower; (ii) a majority of the members of the Board of Directors of the Borrower cease to be Continuing Directors (defined, as of any date of determination, as any member of the Board of Directors who was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election); or (iii) any person or two or more persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower.

                  "CIGNA Make-Whole" means the make-whole premium in the amount not in excess of $1,500,000 payable by the Borrower in connection with the repayment of indebtedness in respect of its 7.70% Senior Notes due May 31, 2004 pursuant to the Note Purchase Agreement dated as of June 1, 1994.

                  "Closing Date" with respect to a Facility means the date of the initial extension of credit under such Facility.

                  "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Collateral   Agent"  has  the   meaning   set  forth  in  the
         Intercreditor Agreement.

                  "Collateral Documents" means the Borrower Pledge Agreement, the Subsidiaries Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties (including, without limitation, any such agreement delivered pursuant to Section 5.02(b)(ii)).

                  "Commitment" means a Term Commitment, a Working Capital Commitment or a Letter of Credit Commitment.

                  "Commitment Fee Rate" means with respect to the Working Capital Facility (i) until the first anniversary of the Closing Date, .30 of 1% per annum and (ii) thereafter, (A) at all times that the Borrower has a senior unsecured long term debt rating of less than BBB-from

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         S&P or  Baa3  from  Moody's,  a  percentage  per  annum  determined  by reference to the Leverage Ratio as set forth in Table A below and (B) at all times that the Borrower has a senior unsecured long term debt rating of BBB- or greater from S&P and Baa3 or greater from Moody's, a rate per annum determined by reference to the senior unsecured long term debt ratings as set forth in Table B:

                                     TABLE A



                           Commitment Fee Rate
           ---------------------------------------------------
           Level I                                   Rate
           less than 1.5:1                           0.25

           Level II
           1.5:1 or greater,
           but less than 2:1                         0.30

           Level III
           2:1 or greater                            0.375


                                     TABLE B

                           Commitment Fee Rate
           ---------------------------------------------------
           Level I                                   Rate
           BBB+/ Baa1
           or higher                                 0.15

           Level II
           BBB/ Baa2                                 0.20

           Level III
           BBB-/ Baa3                                0.20


         The Commitment Fee shall be determined by reference to the ratio or rating, as the case may be, in effect from time to time; provided, however, that (A) no change in the Commitment Fee Rate determined by reference to Table A shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(b) or (c) and a certificate of the chief financial officer of the Borrower demonstrating such ratio and
         (B) if the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be, the Commitment Fee Rate shall be at Level III for so long as such information has not been received by the Administrative Agent; and provided, further that if the Commitment Fee Rate is determined by reference to Table B, (a) if neither S&P nor Moody's shall have in effect a senior unsecured long term debt rating, the Commitment Fee

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         Rate will be set in accordance with clause (ii)(A) of this  definition;
         (b) if the ratings established by S&P and Moody's shall fall within different levels, the Commitment Fee Rate shall be based upon the lower rating; and (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change.

                  "Confidential Information" means information that the Borrower furnishes to the Administrative Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender Party of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Borrower and the Administrative Agent or such Lender Party does not have any actual knowledge that such information was obtained unlawfully.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "Coverage Ratio" means, at any date, the ratio of (a) EBITDAR for the most recently completed four fiscal quarters of the Borrower to
         (b) the sum of (i) Cash Interest Expense, (ii) cash dividends and distributions and (iii) the aggregate amount of all payments made in cash on all operating leases, in each case of the Borrower and its Subsidiary Parties, determined in accordance with GAAP for such period.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 120 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Shares, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,
         (h) all net Obligations of such Person in respect of Hedge  Agreements,
         (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt,


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         (ii) to purchase,  sell or lease (as lessee or lessor) property,  or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "Debt for Borrowed Money" of any Person means all items that in accordance with GAAP would be classified as debt on the Consolidated balance sheet of such Person.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
         Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section
         2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Issuing Bank pursuant to
         Section 2.03(b) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to
         Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) the Administrative Agent or the Issuing Bank pursuant to
         Section 7.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

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                  "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic
         Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office, branch, subsidiary or affiliate of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "Dutch Subsidiary" means A.I.I. Euro Services (Holland) B.V., a Netherlands corporation.

                  "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss)(excluding any effect of the payment of the CIGNA Make-Whole), (b) interest expense,
         (c) income tax expense, (d) depreciation expense, (e) amortization expense and (f) other non-cash losses (except any non-cash losses that requires accrual of a reserve for anticipated future cash payments for any period other than accrual for future obligations made pursuant to SFAS No. 87, No. 112 or No. 116, as amended) deducted in calculating net income (or net loss) (including, without limitation, loss on the disposition of assets)), less other non-cash gains (including, without limitation, gain on the disposition of assets)), in each case of the Borrower and its Subsidiary Parties, determined in accordance with GAAP for such period.

                  "EBITDAR" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss)(excluding any effect of the payment of the CIGNA Make-Whole), (b) interest expense,
         (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) the aggregate amount of all payments made in cash on all operating leases and (g) other non-cash losses (except any non-cash losses that requires accrual of a reserve for anticipated future cash payments for any period other than accrual for future obligations made pursuant to SFAS No. 87, No. 112 or No. 116, as amended) deducted in calculating net income (or net loss) (including, without limitation, loss on the disposition of assets)), less other non-cash gains (including, without limitation, gain on the disposition of assets)), in each case of the Borrower and its Subsidiary Parties, determined in accordance with GAAP for such period.

                  "Eligible Assignee" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State

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         thereof,  and  having  total  assets in excess of  $500,000,000;  (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with
         the   International   Monetary   Fund   associated   with  its  General
         Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; (vii) a finance company, insurance company or
         other   financial   institution   or  fund   (whether  a   corporation,
         partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary
         course  of  its   business   and  having  total  assets  in  excess  of
         $500,000,000 and that is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Exchange Act of 1934, as amended; and (viii) any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause
         (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state or local statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree, judicial interpretation, policy or guidance (so long as it is publically available, whether or not published) or published agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental    Permit"   means   any   permit,    approval,
         identification number, license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

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                  "ERISA  Event"  means  (a)(i) the  occurrence  of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Eurocurrency   Liabilities"  has  the  meaning  specified  in
         Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office, branch, subsidiary or affiliate of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period that appears on the Telerate Page 3750 as of 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 A.M. (London time) two Business Days before the first day of such Interest Period.

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                  If both the Telerate and Reuters system are unavailable,  then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period that are offered by four major banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 A.M. (New York City time) two Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate for such Interest Period cannot be determined.

                  In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Eurodollar Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Excess  Lease  Obligations"  has the  meaning  set  forth  in
         Section 5.02(a)(iii).

                  "Excess  Net  Cash  Proceeds"  has the  meaning  specified  in
         Section 2.06(b)(i).

                  "Existing Debt" has the meaning specified in Section 4.01(gg) hereof.

                  "Facility" means the Term Facility, the Working Capital Facility or the Letter of Credit Facility.

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                  "Federal  Funds Rate"  means,  for any period,  a  fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "First Chicago" has the meaning specified in the recital of parties to this Agreement.

                  "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiary Parties ending on the last Sunday in December in any calendar year.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Guarantor" means each present and future direct and indirect Subsidiary of the Borrower, as set forth on Schedule 4.01(b) hereto, as such Schedule is amended and restated from time to time in accordance with the provisions hereof.

                  "Guaranty" has the meaning specified in Section 3.01(k)(viii).

                  "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Hedge Bank" means any Lender Party or any of its Affiliates in its capacity as a party to a Bank Hedge Agreement.

                  "Indemnified Party" has the meaning specified in Section 8.04(b).

                  "Information Memorandum" means the information memorandum dated February 1998 used by the Arranger and the Syndication Agent in connection with the syndication of the Commitments.

                  "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                  "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

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                  "Initial  Lenders" has the meaning specified in the recital of parties to this Agreement.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Intellectual Property Subsidiary" means a direct wholly-owned, single-purpose Subsidiary of the Borrower having organizational documents reasonably acceptable to the Required Term Lenders.

                  "Intercompany Note" means a promissory note of a Subsidiary of the Borrower substantially in the form of Exhibit I.

                  "Intercreditor Agreement" has the meaning specified in Section 3.01(k) (ix).

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower  may not select any Interest  Period
                  with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) Interest Periods  commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months


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




                  equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "Debt" in respect of such Person.

                  "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07.

                  "L/C Cash Collateral Account" has the meaning specified in the Borrower Pledge
         Agreement.

                  "L/C Related Documents" has the meaning specified in Section 2.04(c)(ii).

                  "Lender Party" means any Lender or the Issuing Bank.

                  "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07.

                  "Letter  of  Credit"  has the  meaning  specified  in  Section
         2.01(c).

                  "Letter of Credit Advance" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(b).

                  "Letter of Credit  Agreement"  has the  meaning  specified  in
         Section 2.03(a).

                  "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more
         Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the amount of the Issuing Bank's Letter of Credit Commitment at such time and (b) $15,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Leverage Ratio" has the meaning specified in Section 5.04(c).

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                  "Lien"  means any lien,  security  interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment or modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Agreement and (vi) the Intercreditor Agreement and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Agreement, (vi) each Bank Hedge Agreement and (vii) the Intercreditor Agreement, in each case as amended or otherwise modified from time to time.

                  "Loan Parties" means the Borrower and each Guarantor.

                  "Long Island Sale" means the sale of six operating Applebee's Restaurants located in Nassau and Suffolk Counties, New York for approximately $10,300,000 plus a restaurant site which will be under construction at the time of closing of such sale and for which the purchasing franchisee will reimburse the Borrower for the Borrower's out-of-pocket expenses.

                  "Margin Stock" has the meaning specified in Regulation U.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiary Parties, taken as a whole.

                  "Material  Adverse Effect" means a material  adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiary Parties taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

                  "Material Debt" means Surviving Debt in a principal amount greater than $3,000,000.

                  "ML&Co." has the meaning specified in the recital of parties to this Agreement.

                  "Moody's" means Moody's Investors Service, Inc., or any successor that is a national statistical rating organization.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                                       16
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




                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NationsBank" has the meaning specified in the recital of parties to this Agreement.

                  "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt (other than the Advances) secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

                  "Note" means a Term Note or a Working Capital Note.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Issuance" has the meaning specified in Section 2.03(a).

                  "Notice of Renewal" has the meaning specified in Section 2.01(c).

                  "Notice of Termination" has the meaning specified in Section 2.01(c).

                  "NPL" means the National Priorities List under CERCLA.

                  "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.


                                       17
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




                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Open Year" has the meaning specified in Section 4.01(bb).

                  "Other Taxes" has the meaning specified in Section 2.12(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Intercompany Debt" means Debt owed to the Borrower or a wholly-owned Subsidiary of the Borrower by a Subsidiary of the Borrower, evidenced by an Intercompany Note and pursuant to the terms of the Intercompany Note subordinated to the Obligations of such Subsidiary under the Guaranty.

                  "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 120 days or that are contested in good faith, for which a bond in the required amount has been posted; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

                  "Permitted Refinancing" with respect to any Debt permitted under Section 5.02(a)(ii) or 5.02(b)(ii), any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any such Debt, provided that (i) that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, (ii) except as provided in clause (iii) below, the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, (iii) with respect to any extension, refunding or refinancing of any Facility, the principal amount of such Debt may be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing but only to the extent that, after giving effect to such increase, the Borrower is in compliance with Section 5.02(a)(ii) and
         Section 5.02(b)(ii), and (iv), if such Debt is to be secured by any Collateral, the agent or other authorized representative of the lenders of such Debt shall have executed and delivered the Intercreditor Agreement in accordance with the terms thereof prior to or simultaneous with any incurrence of any such Debt.

                  "Person"   means  an  individual,   partnership,   corporation
         (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

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




                  "Plan"  means a Single  Employer  Plan or a Multiple  Employer
         Plan.

                  "Pledged Debt" has the meaning set forth in the Borrower Pledge Agreement and the Subsidiaries Pledge Agreement, respectively.

                  "Pledged Shares" has the meaning set forth in the Borrower Pledge Agreement and the Subsidiaries Pledge Agreement, respectively.

                  "Preferred Shares" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                  "Pro Rata Share" of any amount means, with respect to any Lender under any Facility at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Commitment under such Facility at such time and the denominator of which is such Facility at such time.

                  "Purchase   Agreement"  has  the  meaning   specified  in  the
         Preliminary Statements.

                  "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "Refinanced   Facility"  means  any  Facility  that  has  been
         extended, refunded or refinanced pursuant to a Permitted Refinancing.

                  "Register" has the meaning specified in Section 8.07(d).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Related Document" means the Purchase Agreement.

                  "Required Lenders" means at any time Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Working Capital Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time and (C) the Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of

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




         Credit shall be  considered to be owed to the Working  Capital  Lenders
         ratably  in   accordance   with  their   respective   Working   Capital
         Commitments.

                  "Required Term Lenders" means at any time Lenders owed or holding at least a majority of the sum of the aggregate principal amount of the Term Advances outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Term Lenders at such time the aggregate principal amount of the Term Advances owing to such Lender (in its capacity as a Term Lender) and outstanding at such time.

                  "Required  Working Capital  Lenders" means at any time Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Working Capital Advances and Letter of Credit Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and
         (c) the aggregate Unused Working Capital Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Working Capital Lenders at such time (A) the aggregate principal amount of the Working Capital Advances and Letter of Credit Advances owing to such Lender (in its capacity as a Working Capital Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time and (C) the Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

                  "Responsible   Officer"  means  any  of  the  chief  executive
         officer, chief financial officer and general counsel of any Loan Party or any of its Subsidiary Parties.

                  "Rights Agreement" means the Rights Agreement dated as of September 7, 1994 between Applebee's International, Inc. and Chemical Bank, as Rights Agent, as amended through the date hereof.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor that is a national statistical rating organization.

                  "Secured Parties" means the Collateral Agent, the Administrative Agent, the Lenders, the Issuing Banks, any other Lender Parties, the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.


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




                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Special Required Term Lenders" means at any time Lenders owed or holding more than 33% of the sum of the aggregate principal amount of the Term Advances outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Special Required Term Lenders at such time the aggregate principal amount of the Term Advances owing to such Lender (in its capacity as a Term Lender) and outstanding at such time.

                  "Specified Leases" means those certain restaurant leases to be entered into at the closing of the Acquisition by Apple South, as landlord, and the Borrower or one of its Subsidiaries, as tenant.

                  "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                  "Stock Plan" means (i) the Applebee's International, Inc. 1995 Equity Incentive Plan, as amended through the date hereof, (ii) the Applebee's International, Inc. 1989 Stock Option Plan, as amended through the date hereof and (iii) the Applebee's International, Inc. Employee Stock Purchase Plan adopted effective as of January 1, 1997.

                  "Subordinated Debt" means any Debt of the Borrower that is subordinated to the Obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                  "Subsidiary" of any Person means (a) any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company, (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries and (b) with respect to the Borrower only, the Texas Subsidiary and the Dutch Subsidiary, respectively, from and after the time that the Texas Subsidiary and the Dutch Subsidiary, as the case


                                       21
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




         may be, are required to execute and deliver the Subsidiaries Pledge Agreement and the Guaranty pursuant to Section 5.03(q).

                  "Subsidiary   Parties"   means  (i)  all  direct  or  indirect
         Subsidiaries of the Borrower, (ii) the Texas Subsidiary and (iii) the Dutch Subsidiary.

                  "Subsidiaries  Pledge  Agreement" has the meaning specified in
         Section 3.01(k)(vii).

                  "Surviving Debt" has the meaning specified in Section 3.01(c).

                  "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Tax   Certificate"  has  the  meaning  specified  in  Section
         5.03(o).

                  "Taxes" has the meaning specified in Section 2.12(a).

                  "Term Advance" has the meaning specified in Section 2.01(a).

                  "Term Applicable Margin" means with respect to the Term Advances 2.25% per annum for Eurodollar Rate Advances and 1.25 of 1% per annum for Base Rate Advances.

                  "Term Borrowing" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

                  "Term Commitment" means, with respect to any Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Term Facility" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

                  "Term  Facility  Default"  means  any Term  Facility  Event of
         Default or any event that would constitute a Term Facility Event of Default but for the requirement that notice be given or time elapse or both.

                  "Term Facility Event of Default" has the meaning  specified in
         Section 6.01.

                  "Term Lender" means any Lender that has a Term Commitment.

                  "Term Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender.



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




                  "Term Facility Termination Date" means the earlier of March 31, 2006 and the date of termination in whole of the Term Commitments pursuant to Section 2.05 or 6.01.

                  "Texas Subsidiary" means Applebee's Beverage, Inc., a Texas corporation.

                  "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Subsidiary Parties to effect payment for such inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "Unused Working Capital Commitment" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Working Capital Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(b) and outstanding at such time.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital Advance" has the meaning specified in Section 2.01(b).

                  "Working Capital Applicable Margin" means with respect to the Working Capital Advances (i) until the first anniversary of the Closing Date, 1.375% per annum for Eurodollar Rate Advances and .375 of 1% per annum for Base Rate Advances and (ii) thereafter, (A) at all times that the Borrower has a senior unsecured long term debt rating of less than BBB- from S&P or Baa3 from Moody's, a percentage per annum determined by reference to the Leverage Ratio as set forth in Table A below and
         (B) at all times that the Borrower has a senior unsecured long term debt rating of BBB- or greater from S&P and Baa3 or greater from Moody's, a percentage per annum determined by reference to the senior unsecured long term debt ratings as set forth in Table B:

                                     TABLE A

                                                                                    Eurodollar Rate
                                                  Base Rate Advances                   Advances
                                                      Percentage                      Percentage
                                                  ------------------                ---------------

           Level I
           less than 1.5:1                               0.125                           1.125

           Level II
           1.5:1 or greater,
           but less than 2:1                             0.375                           1.375

           Level III
           2:1 or greater                                0.625                           1.625


                                     TABLE B

                                                                                   Eurodollar Rate
                                                    Base Rate Advances                Advances
                                                        Percentage                   Percentage
                                                    ------------------             ---------------
           Level I
           BBB+/ Baa1                                      0                             0.50
           or higher

           Level II                                        0                             0.625
           BBB/ Baa2

           Level III
           BBB-/ Baa3                                      0                             0.875

         The Working Capital Applicable Margin for each Advance shall be determined by reference to the ratio or rating, as the case may be, in effect from time to time; provided, however, that (A) no change in the Working Capital Applicable Margin determined by reference to Table A shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to
         Section 5.03(b) or (c) and a certificate of the chief financial officer of the Borrower demonstrating such ratio and (B) if the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be, the Working Capital Applicable Margin shall be at Level III for so long as such information has not been received by the Administrative Agent; and provided, further that if the Working Capital Applicable Margin is determined by reference to Table B, (a) if neither S&P nor Moody's shall have in effect a senior unsecured long term debt rating, the Working Capital Applicable Margin will be set in

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                                       24
         accordance with clause (ii)(A) of this definition; (b) if the ratings established by S&P and Moody's shall fall within different levels, the Working Capital Applicable Margin shall be based upon the lower rating; and (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change.

                  "Working Capital Borrowing" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

                  "Working Capital Commitment" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Working Capital Facility" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

                  "Working Capital Facility Default" means any Working Capital Facility Event of Default or any event that would constitute a Working Capital Facility Event of Default but for the requirement that notice be given or time elapse or both.

                  "Working Capital Facility Event of Default" has the meaning specified in Section 6.01.

                  "Working Capital Lender" means any Lender that has a Working Capital Commitment.

                  "Working Capital Lender Party" means any Working Capital Lender or the Issuing Bank.

                  "Working Capital Note" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender.

                  "Working Capital Facility Termination Date" means the earlier of March 31, 2003 and the date of termination in whole of the Letter of Credit Commitments and the Working Capital Commitments pursuant to
         Section 2.05 or 6.01.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied (except to the extent any
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variation  in  application  is required  underGAAP)  and  consistent  with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances. (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term Advance") to the Borrower on March 30, 1998 in an amount not to exceed such Lender's Term Commitment at such time. The Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

                  (b) The Working Capital Advances. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Working Capital Facility Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

                  (c) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Working Capital Facility Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Working Capital Facility
Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination")) and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter


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of Credit that is automatically renewable annually shall (x) require the Issuing
Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Working Capital Facility Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(b) and request the issuance of additional Letters of Credit under this
Section 2.01(c).

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the Business Day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (including, without limitation any such notice given under Section 2.02(b)) (each, a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (Chicago time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by transferring such funds to the Borrower's Account; provided, however, that, in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Working Capital Lenders for repayment of such Letter of Credit Advances.

                  (b)  Anything  in   subsection   (a)  above  to  the  contrary
notwithstanding, (i) the Borrowings comprising the Initial Extension of Credit shall be made on notice, given not later than 9:00 A.M. (Chicago time) on the


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Business  Day of  the  Initial  Extension  of  Credit  by  the  Borrower  to the
Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier, (ii) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder and for the period from the date hereof to May 1, 1998 (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Lenders) or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or Section 2.10 and (iii) the Term Advances may not be outstanding as part of more than 10 separate Borrowings and the Working Capital Advances made on any date may not be outstanding as part of more than 10 separate Borrowings.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (Chicago time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telex or telecopier. Each such


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notice of  issuance of a Letter of Credit (a "Notice of  Issuance")  shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day),
(B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from the Required Working Capital Lenders, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (Chicago time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative
Agent, at (x) the Federal Funds Rate for the first three days and (y) thereafter, at the Base Rate, for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day. The obligation of each Working Capital Lender to purchase its Pro Rata Share of an outstanding Letter of Credit Advance pursuant to this Section 2.03(b) shall be unconditional


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and irrevocable, and shall not be affected by (i) any failure of the Borrower to repay any Letter of Credit Advance at the time required pursuant to Section 2.04(c) or (ii) any other event or circumstance, including, without limitation, any of the circumstances enumerated in Section 2.04(c)(ii).

                  (c) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(b) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04. Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                                    Date                      Amount
                                    ----                      ------
                           September 30, 1998                  $625,000
                           March 31, 1999                      $625,000
                           September 30, 1999                  $625,000
                           March 31, 2000                      $625,000
                           September 30, 2000                  $625,000
                           March 31, 2001                      $625,000
                           September 30, 2001                  $625,000
                           March 31, 2002                      $625,000
                           September 30, 2002                  $625,000
                           March 31, 2003                      $625,000
                           September 30, 2003                  $625,000
                           March 31, 2004                      $625,000
                           September 30, 2004                  $625,000
                           March 31, 2005                      $625,000
                           September 31, 2005               $58,125,000
                           March 31, 2006                   $58,125,000

provided, however, that the final principal installment shall be repaid on the Term Facility Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.

                  (b) Working Capital Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Working Capital Lenders on the Working Capital Facility Termination Date the aggregate outstanding principal amount of the Working Capital Advances then outstanding.

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                  (c) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance on the earlier of the first Business Day after the date on which such Advance was made and the Working Capital Facility Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Working Capital Commitments; provided, however, that each partial reduction of such a Facility (i) shall be in an aggregate amount of $3,000,000 or an integral multiple of $1,000,000


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in excess thereof and (ii) shall be made ratably among the  Appropriate  Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. (i) On the date of the Term Borrowing, after giving effect to such Term Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term Advances, the aggregate Term Commitments of the Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Advances then outstanding.

                  (ii) The Working Capital Facility shall be automatically and permanently reduced on a pro rata basis on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i), (b)(ii) or (b)(vii) in an amount equal to the amount required to be so prepaid; provided that each such reduction of the Working Capital Facility shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments; provided further, however, that notwithstanding the foregoing and Section 2.06(b)(vii), in no event shall the Working Capital Facility be reduced, pursuant to this Section 2.05(b)(ii), to less than $75,000,000 (unless a Working Capital Facility Event of Default has occurred, in which case the limitation set forth in this proviso shall not apply).

                  (iii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

                  SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon (x) at least one Business Day's notice in the case of Working Capital Advances that are Base Rate Advances and three Business Days' notice in the case of Working Capital Advances that are Eurodollar Rate Advances or (y) at least 15 days but not more than 30 days prior to the proposed prepayment date of any Term Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Working Capital Advances or Term Advances, as the case may be, comprising, to the maximum extent possible, part of the same Borrowing in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the aggregate principal amount prepaid and (ii) in the case of any such prepayment prior to March 31, 2001 of any Term Advances, a premium of 3% (if such prepayment is made prior to March 31, 1999), 2% (if such prepayment is made on or after March 31, 1999 but prior to March 31, 2000) and 1% (if such prepayment is made on or after March 31, 2000 but prior to March 31, 2001) of the aggregate principal amount so prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance the Borrower shall also pay any amounts owing pursuant to Section 8.04(c). Each such prepayment of any Term Advances shall be applied to the installments thereof ratably to each principal installment of the Term Facility under Section 2.04(a).

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                  (b)  Mandatory.  (i) The  Borrower  shall  prepay an aggregate principal amount of the Advances comprising, to the maximum extent possible, part of the same Borrowings from the Net Cash Proceeds received by any Loan Party or any of its Subsidiary Parties in any Fiscal Year in excess of $3,000,000 (such excess Net Cash Proceeds being the "Excess Net Cash Proceeds") from the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiary Parties (other than any sale, lease, transfer or other disposition of assets pursuant to clauses (A) or (B) of Section 5.02(a)(v) or 5.02(b)(iv) or from the Long Island Sale) equal to the amount of such Net Cash Proceeds as follows:

                  (A) At such time as no Event of Default has occurred and is continuing, the Loan Parties shall be entitled to reinvest (whether by way of a Capital Expenditure or an Investment) such Excess Net Cash
         Proceeds within 364 days of receipt thereof in connection with the purchase of restaurants operated or to be operated by the Borrower or its Subsidiary Parties and with respect to which the Borrower or its Subsidiary Parties has the United States franchising rights therefor, or franchised or to be franchised by the Borrower or its Subsidiary Parties. If an Event of Default has occurred and is continuing, the Borrower shall prepay the Advances to the extent of such Excess Net Cash Proceeds.

                  (B) At such time as the aggregate amount of Excess Net Cash Proceeds received by any Loan Party and any of its Subsidiary Parties in any Fiscal Year exceed $5,000,000, the Borrower shall either (x) prepay the Advances or (y) deposit such Excess Net Cash Proceeds in an escrow account established with the Administrative Agent and upon terms and conditions reasonably satisfactory to the Administrative Agent (including with respect to reasonable administrative and other fees in connection with the opening and administration of the escrow account) and the Required Lenders. Such amounts on deposit in the escrow account shall be released from such escrow account at the direction of the Borrower to make reinvestments of Excess Net Cash Proceeds in accordance with clause (A). Amounts on deposit in the escrow account shall be available to be invested in Cash Equivalents, at the Borrower's direction; provided that the Administrative Agent shall not be liable for any losses as a result of such investments and the Borrower shall, upon realization of any such loss, deposit additional amounts to the escrow account to compensate in full for such loss. Upon the occurrence of any Event of Default, the Administrative Agent shall withdraw all amounts on deposit in the escrow account and, on behalf of the Borrower, prepay the Advances.

                  (C) If any such Excess Net Cash Proceeds are not timely reinvested in accordance with clause (A), on the 365th day after receipt thereof (or the next Business Day, if such day is not a Business Day), the Administrative Agent shall withdraw such Excess Net Cash Proceeds and, on behalf of the Borrower, prepay the Advances.

                  (D) Each prepayment of Advances pursuant to this Section 2.06(b)(i) shall be applied ratably based on the proportion that the aggregate amount of the Working Capital Facility and the Term Facility, respectively, at such time bears to the aggregate amount of all Commitments at such time to each of the Working Capital Facility and the Term Facility until such time as the Working Capital Facility is reduced to $75,000,000, and thereafter 100% to the Term Facility; provided, that notwithstanding the foregoing to the contrary, if a Working Capital Facility Event of Default has occurred, such prepayments shall be applied ratably to each Facility.


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                  (ii) The  Borrower  shall,  on each  Business  Day,  prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Working Capital Advances and (y) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Working Capital Facility on such Business Day.

                  (iii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (iv) Prepayments of the Working Capital Facility made pursuant to clause (i) or (ii) above or clause (vii) below shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Working Capital Lenders, as applicable.

                  (v)  Prepayments  of the Term Facility made pursuant to clause
(i) above and clause (vii) below shall be applied ratably to each principal installment of the Term Facility under Section 2.04(a).

                  (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  (vii) Notwithstanding the foregoing to the contrary, in the event that the Borrower is required to make any mandatory prepayment of the Term Advances pursuant to Section 2.06(b)(i) (a "Waivable Mandatory Prepayment"):

                  (A) not less than three Business Days prior to the date (the "Required Prepayment Date") on which the Borrower is required to make such Waivable Mandatory Prepayment, the Borrower shall notify the Administrative Agent of the amount of such Waivable Mandatory
         Prepayment, and the Administrative Agent will promptly thereafter notify each Term Lender of the amount of such Term Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Term Lender's option to refuse to accept the prepayment of such amount;

                  (B) each Term Lender may exercise such option by giving written notice to the Borrower of its election to do so on or before the first Business Day prior to the Required Prepayment Date; and

                  (C) on the Required Prepayment Date, the Borrower shall pay to the Administrative Agent the amount of Waivable Mandatory Prepayment.

The amount of such Waivable Mandatory Prepayment shall be applied as follows:


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                  (X) in an  amount  equal  to  that  portion  of  the  Waivable
         Mandatory Prepayment payable to those Term Lenders that have not exercised such option to refuse prepayment of the Term Advances of such Term Lenders (which prepayments shall be applied to the scheduled installments of principal of the Term Advances in accordance with
         Section 2.06(b)(v)); and

                  (Y) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Term Lenders that have exercised such option to refuse prepayment of first the Working Capital Advances and Letter of Credit Advances under the Working Capital Facility (provided that such prepayment of the Working Capital Facility shall be made, if no Working Capital Facility Event of Default has occurred, only to the extent that the Working Capital Facility would not be reduced to less than $75,000,000), which prepayments shall be applied in accordance with Section 2.06(b)(iv), and second to prepay the Term Advances of those Term Lenders who exercised such option (which prepayments shall be applied to the scheduled installments of principal of the Term Advances in accordance with Section 2.06(b)(v). If any Term Lender shall not give a notice of such election, such Term Lender shall be deemed to have accepted such prepayment.

                  (viii) In the event that a Change of Control (other than a Change of Control arising pursuant to clause (iii) of the definition thereof) shall occur:

                  (A) not more than two Business Days after such occurrence the Borrower shall notify the Administrative Agent of such occurrence, and the Administrative Agent will promptly thereafter notify each Term Lender thereof and of such Term Lender's option to require the Borrower to mandatorily prepay all of the Term Advances of such Term Lender on the day that is the 45th day following such occurrence (the "Change of Control Mandatory Prepayment Date");

                  (B) each Term Lender may exercise such option by giving written notice to the Administrative Agent of its election to do so on or before the 30th day after such notice is given by the Administrative Agent to such Term Lender;

                  (C) the Administrative Agent shall promptly (but no later than one Business Day after its receipt of notices referred to in (B) above) notify the Borrower of the aggregate amount of the Term Advances that Term Lenders have elected to have prepaid; and

                  (D) on the Change of Control Mandatory Prepayment Date, the Borrower shall pay to the Administrative Agent for the ratable benefit of each electing Term Lender such aggregate amount plus an amount equal to 1% of the outstanding principal amount of the Term Advances so prepaid, and each electing Term Lender shall apply the amount received in respect of principal to the prepayment of the Term Advances owing to it.

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from


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         time to time plus (B) the  Working  Capital  Applicable  Margin (in the case of Working Capital Advances and Letter of Credit Advances) or the Term Applicable Margin (in the case of Term Advances) in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Working Capital Applicable Margin (in the case of Working Capital Advances) or the Term Applicable Margin (in the case of Term Advances) in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default the Required Term Lenders or the Required Working Capital Lenders, as applicable, may, at their option, by notice to the Borrower require the Borrower to, and the Borrower shall, pay interest on (i) the unpaid principal amount of each Advance owing to each Lender under the Facility with respect to which such Default occurred, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

                  (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause
(a)(i) or (ii).

                  SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Working Capital Lenders a commitment fee, from the date of the Initial Extension of Credit in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Working Capital Facility Termination Date, payable in arrears on the date of the initial Borrowing hereunder, thereafter quarterly on the last Business Day of each March, June, September and December, commencing June 30,
1998, and on the Working Capital Facility Termination Date, at the then applicable Commitment Fee Rate on the average daily Unused Working Capital Commitment of such Lender; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a
Defaulting  Lender  except  to  the  extent  that  such  commitment  fee   shall


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otherwise  have been due and  payable by the  Borrower  prior to such time;  and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September, and December, commencing June 30, 1998, and on the earliest to occur of the full drawing expiration, termination or cancellation of any such Letter of Credit and on the Working Capital Facility Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate equal to the Working Capital Applicable Margin for Eurodollar Rate Advances at such time less .125 of 1% per annum.

                  (ii) The Borrower shall pay to the Issuing Bank, for its own account, a fronting fee of .25 of 1% of the face amount of each Letter of Credit issued or renewed by such Issuing Bank, on the date of issuance or renewal thereof, and such other documentary and processing fees and charges in connection with the issuance or administration of each Letter of Credit as are set forth in the Issuing Bank's standard schedule for such fees and charges as in effect from time to time.

                   (c) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account the fees set forth in that certain letter agreement dated March 6, 1998 or as otherwise agreed between the Borrower and the Administrative Agent from time to time.

                  SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate

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                                       37

Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance


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




and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim, deduction or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (Chicago time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

                  (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.


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                  (d) All  computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and all fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States, net income taxes that are imposed by the United States that would not have been imposed but for the Lender Party's or Administrative Agent's (as the case may be) status as a resident of the United States or permanent establishment or fixed place of business in the United States through which such Lender Party or the Administrative Agent (as the case may be) engages in a trade or business (other than any connection arising solely from such Lender Party or the Administrative Agent (as the case may be) having executed, delivered or performed its obligations, or having received a payment, or having enforced its rights under this Agreement or any of the other Loan Documents) and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party


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or the  Administrative  Agent,  (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, or (in the case of Lender Party that is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest") two accurate and complete signed original Forms W-8 or any successor form prescribed by the Internal Revenue Service (and, if such Lender Party delivers Forms W-8, two signed certificates certifying that such Lender Party is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower, (iii) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code) and (iv) is not a conduit

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entity participating in a conduit financing  arrangement (as defined in Treasury
Regulation Section 1.881-3), certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (and the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrower with a form evidencing an exemption from or reduced rate of United States withholding tax described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required due to an exception contained in subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or
(c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                  SECTION 2.13. Sharing of Payments, Etc. If any Lender Party under any Facility (such Facility, the "Relevant Facility") shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder in respect of the Relevant Facility and under the Notes in respect of the Relevant Facility at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party in respect of the Relevant Facility at such time to
(ii) the aggregate amount of the Obligations due and payable to all Lender Parties under the Relevant Facility hereunder and under the Notes in respect of the Relevant Facility at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder in respect of the Relevant


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Facility  and under the Notes in respect of the  Relevant  Facility at such time obtained by all the Lender  Parties under the Relevant  Facility at such time or
(b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder in respect of the Relevant Facility and under the Notes in respect of the Relevant Facility at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder in respect of the Relevant Facility and under the Notes in respect of the Relevant Facility at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder in respect of the Relevant Facility and under the Notes in respect of the Relevant Facility at such time obtained by all of the Lender Parties under the Relevant Facility at such time, such Lender Party shall forthwith purchase from the other Lender Parties under the Relevant Facility such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if a Lender Party is a Lender Party under more than one Facility, any payment subject to this Section shall be allocated ratably to each such Facility (according to the proportion of (i) the aggregate amount of Commitments under such Facility at the time of determination to (ii) the aggregate amount of the Commitments under all Facilities at the time of determination); provided, further, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation

                  SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to finance, in part, the Acquisition, refinance certain existing debt, finance the Buyback, to pay transaction fees and expenses and to provide working capital and for general corporate purposes from time to time for the Borrower and its Subsidiary Parties.

                  SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Event of Default under the Facility with respect to which such Lender has a Commitment shall be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. The Administrative Agent shall advise the Borrower if any Lender becomes a Defaulting Lender on the first Business Day after such occurrence and the amount of the related Defaulted Advance. In the event that, on any date,


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the Borrower  shall so set off and  otherwise  apply its  obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender that is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                  (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

                  (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the


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Administrative  Agent as specified in subsection (c) of this Section 2.15.

                  (c) In the event that,  at any one time,  (i) any Lender Party shall be a  Defaulting  Lender,  (ii)  such  Defaulting  Lender  shall not owe a
Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with First Chicago, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be First Chicago's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such
Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.


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





                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The Acquisition shall have been consummated in compliance with all applicable laws, except for such non-compliance with respect to liquor and operating licenses in respect of the Acquired Assets as could not reasonably be expected to have a Material Adverse Effect. The final terms and conditions of the Acquisition and the Buyback, including, without limitation, all legal and tax aspects thereof, shall be (i) in all material respects as described in the Information Memorandum and the information and materials delivered to the Lender Parties in connection therewith and (ii) otherwise satisfactory to the Lender Parties.

                  (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party, including the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and of each agreement or instrument relating to such structure or capitalization, including each stockholders', voting trust or other similar agreement or instrument relating thereto.

                  (c) The Lender Parties shall be satisfied that all Existing Debt, other than the Debt identified on Schedule 3.01(c) (the "Surviving Debt"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all such Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

                  (d) Before giving effect to the Acquisition and the other transactions contemplated by this Agreement, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiary Parties, taken as a whole, or in the Acquired Assets since December 28, 1997.

                  (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have (both prior to and after giving effect to the Acquisition) a Material Adverse Effect or a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Acquired Assets taken as a whole or (ii) purports to adversely affect the legality, validity or enforceability of the Acquisition, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

                  (f) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby and the use of proceeds hereof shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the


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         Initial  Lenders) and shall remain in effect;  all  applicable  waiting periods shall have expired without any material adverse action being taken by any competent authority that restrains, prevents or imposes materially adverse conditions upon the Acquisition, the Buyback or the transactions contemplated thereby in the reasonable judgment of the Initial Lenders; and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the Acquisition, the Buyback or the transactions contemplated hereby

                  (g) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent, the Collateral Agent, the Arranger, the Syndication Agent and the Lender Parties (including the accrued reasonable fees and expenses of counsel to the Administrative Agent, the Collateral Agent, the Arranger, the Syndication Agent and local counsel to the Administrative Agent, the Collateral Agent, the Arranger and the Syndication Agent).

                  (h) The Lenders shall be satisfied that (i) the Borrower and its Subsidiary Parties will be able to meet their obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Borrower and its ERISA Affiliates are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

                  (i) The Lenders shall be satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and its Subsidiary Parties.

                  (j) All accrued and unpaid Obligations of the Borrower in respect of that certain Note Purchase Agreement dated as of June 1, 1994 and the notes issued thereunder shall have been paid in full, and the Administrative Agent shall have received a letter of the note purchasers thereunder as to such payment, in form and substance reasonably satisfactory to the Administrative Agent.

                  (k) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Arranger (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes payable to the order of the Lenders.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of the Borrower and each other Loan Party approving the Acquisition, the Buyback, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Acquisition, the Buyback, this Agreement, the Notes, each other Loan Document and each Related Document.


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                           (iii) A copy of a  certificate  of the  Secretary  of
                  State  of  the  jurisdiction  of  its   incorporation,   dated
                  reasonably near the date of the Initial Extension of Credit, listing the charter of the Borrower and each other Loan Party
                  and  each  amendment   thereto  on  file  in  his  office  and
                  certifying that (A) such amendments are the only amendments to the Borrower's or such other Loan Party's charter on file in his office, (B) the Borrower and each other Loan Party have paid all franchise taxes to the date of such certificate and
                  (C)  the   Borrower   and  each  other  Loan  Party  are  duly
                  incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                           (iv) Copies,  certified by a  Responsible  Officer of
                  the Borrower as being true and complete, of (A) each Related Document, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties and (B) each Stock Plan and the Rights Agreement.
,
                           (v) A certificate of the Borrower and each other Loan
                  Party, signed on behalf of the Borrower and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(k)(iii), (B) a true and correct copy of the bylaws of the Borrower and such other Loan Party as in effect on the date of the Initial Extension of Credit, (C) the due incorporation and good standing of the Borrower and such other Loan Party as a corporation organized under the laws of the its jurisdiction of incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and
                  (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                           (vi) A  certificate  of the Secretary or an Assistant
                  Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                           (vii) A pledge agreement in substantially the form of
                  Exhibit D-1 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Borrower Pledge Agreement"), duly executed by the Borrower and a pledge agreement in substantially the form of Exhibit D-2 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiaries Pledge Agreement"), duly executed by each other Loan Party, together with:

                                    (A)  certificates  representing  the Pledged
                           Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank,


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                                    (B)   acknowledgment    copies   of   proper
                           financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform
                           Commercial  Code  of  all   jurisdictions   that  the
                           Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Borrower Pledge Agreement, covering the Collateral described in the Borrower Pledge Agreement or the Subsidiaries Pledge Agreement, covering the Collateral described in the Subsidiaries Pledge Agreement, as the case may be,

                                    (C)  completed   requests  for  information,
                           dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower or any other Loan Party as debtor, together with copies of such other financing statements,

                                    (D) evidence of the  completion of all other
                           recordings and filings of or with respect to the Borrower Pledge Agreement and the Subsidiaries Pledge Agreement, as the case may be, that the Collateral Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                                    (E) evidence  that all other action that the
                           Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Borrower Pledge Agreement and the Subsidiaries Pledge Agreement, as the case may be, has been taken.

                           (viii) A guaranty in substantially the form of Exhibit E (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Guaranty"), duly executed by each Guarantor.

                           (ix) An intercreditor  agreement in substantially the
                  form of Exhibit F, as amended, supplemented or otherwise modified from time to time in accordance with its terms, the
                  "Intercreditor Agreement"), duly executed by the Administrative Agent on behalf of the Working Capital Lenders and on behalf of the Term Lenders.

                           (x) Such  financial,  business and other  information
                  regarding each Loan Party and its Subsidiary Parties as the Lender Parties shall have requested, including, without limitation, Consolidated pro forma financial statements as to the Borrower and its Subsidiary Parties and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Lender Parties, of Consolidated balance sheets, income statements and cash flow statements on an annual basis for each Fiscal Year of the Borrower, commencing Fiscal Year 1998, and for each subsequent Fiscal Year of the Borrower until the Term Facility Termination Date.

                           (xi) A certificate, in form and substance satisfactory to the Lender Parties, attesting to the Solvency of the Borrower, individually and taken as a whole together with its Subsidiary Parties , immediately before and immediately after giving effect to the Acquisition and the


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                  other  transactions   contemplated   hereby,  from  its  chief
                  financial officer

                           (xii) A favorable opinion of Blackwell Sanders Matheny Weary & Lombardi LLP, counsel for the Borrower and the other Loan Parties, in substantially the form of Exhibit G-1 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xii) A  favorable  opinion of  Shearman &  Sterling,
                  special New York counsel to the Arranger, in substantially the form of Exhibit G-2 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(b)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing, issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing, issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default; and

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

                  SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender


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Party  shall not have made  available  to the  Administrative  Agent such Lender
Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents.

                  (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Acquisition and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction or decree, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party or any of its properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction or decree or in breach of any such contract


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         loan  agreement,  indenture,  mortgage,  deed of trust,  lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the Acquisition or the other transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect, and except with respect to liquor and other operational licenses with respect to the Acquired Assets that could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Acquired Assets taken as a whole and, after consummation of the Acquisition, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods in connection with the Acquisition and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Acquisition or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (e) This Agreement has been, and each of the Notes, each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and by principles of equity.

                  (f) The Consolidated balance sheet of the Borrower and its Subsidiary Parties as at December 28, 1997, and the related
         Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiary Parties for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche, independent public accountants, copies of which have been furnished to the Arranger, fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiary Parties as at such date and the Consolidated results of the operations of the Borrower and its Subsidiary Parties for the period ended on such date, all in accordance with GAAP, and since December 28, 1997, there has been no Material Adverse Change.

                  (g) The Consolidated pro forma balance sheet of the Borrower and its Subsidiary Parties as at December 28, 1997, and the related Consolidated pro forma statement of income of the Borrower and its


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         Subsidiary Parties for the Fiscal Year then ended, copies of which have been furnished to the Arranger, fairly present in all material respects the Consolidated pro forma financial condition of the Borrower and its Subsidiary Parties as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiary Parties for the period ended on such date, in each case giving effect to the Acquisition and the other transactions contemplated hereby, all in accordance with GAAP.

                  (h) The Consolidated forecasted balance sheets, income statements and cash flows statements of the Borrower and its Subsidiary Parties delivered to the Lender Parties in the Information Memorandum and to the Administrative Agent pursuant to Section 3.01(k)(x) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's reasonable estimate of its future financial performance (although the actual results during the periods covered by such forecasts may differ from the forecasted results).

                  (i)  Neither  the   Information   Memorandum   nor  any  other
         information,  exhibit  or  report  furnished  by any Loan  Party to the
         Administrative Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading, subject in the case of the Consolidated forecasted balance sheets, income statements and cash flows statements of the Borrower and its Subsidiary Parties contained therein to the qualifications set forth in Section 4.01(h) with respect thereto.

                  (j) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party, including any Environmental Action, pending or, to the Borrower's knowledge, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to (A) have a Material Adverse Effect or (ii) purports to adversely affect the legality, validity or enforceability of the Acquisition, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

                  (k) Except in connection with the Buyback, no proceeds of any Advance or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock except for the stock acquired as a result of the Buyback.

                  (m) Following application of the proceeds of each Advance or drawing under each Letter of Credit, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiary Parties on a Consolidated basis) subject to the provisions of Section 5.02(a)(i), 5.02(a)(v), 5.02(b)(i) or 5.02(b)(iv)
         or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt and within the scope of Section 6.01(e) will be Margin Stock.

                  (n) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Plans and Multiemployer Plans.


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                  (o) No ERISA Event has occurred or is  reasonably  expected to occur with respect to any Plan.

                  (p) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90%, and there has been no material adverse change in the funding status of any such Plan since such date.

                  (q) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is in all material respects complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (r) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability exceeding $1,000,000 to any Multiemployer Plan.

                  (s) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (t) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiary Parties have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  (u) Neither the business nor the properties of any Loan Party or any of its Subsidiary Parties are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

                  (v) The operations and properties of each Loan Party comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past material non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against any Loan Party or any of its properties that could have a Material Adverse Effect or (ii) cause any such property to be subject


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         to  any  material   restrictions  on  ownership,   occupancy,   use  or
         transferability under any Environmental Law

                  (w) Except for those matters that could not be reasonably expected to have a Material Adverse Effect, to the best knowledge of the Borrower after diligent investigation, none of the properties currently or formerly owned or operated by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party.

                  (x) No Loan  Party  is  undertaking,  and  has not  completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law that could reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party.

                  (y) No Loan Party is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

                  (z) The Collateral Documents create a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (aa) Each Loan Party has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                  (bb) Set forth on Schedule 4.01(bb) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

                 (cc) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiary Parties proposed by the Internal Revenue Service with respect to Open Years does not exceed $100,000 in the aggregate. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.


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                  (dd) The aggregate  unpaid amount,  as of the date hereof,  of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiary Parties proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $500,000 in the aggregate. No issues have been raised by such taxing authorities that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (ee) Neither any Loan Party nor any of its Subsidiary Parties is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (ff) The Borrower is, individually and together with its Subsidiary Parties , Solvent.

                  (gg) Set forth on Schedule 4.01(gg) hereto is a complete and accurate list of all Debt existing on the date hereof, showing as of the date hereof the principal amount outstanding thereunder (such Debt being the "Existing Debt").

                  (hh) Set forth on Schedule 4.01(hh) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                  (ii) Each Loan Party has good, marketable and insurable fee simple title to its real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents. Each lease with respect to real property is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and by principles of equity.

                  (jj) Set forth on Schedule 4.01(jj) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiary Parties , showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                  (kk) Set forth on Schedule 4.01(kk) hereto is a complete and accurate list of all (i) patents, trademarks, trade names and service marks, (ii) to the extent material to the business of the Borrower and its Subsidiary Parties, copyrights, and (iii) all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiary Parties , showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will (for the benefit of the Lenders, the Issuing Bank and the Administrative Agent):5



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                  (a) Compliance with Laws, Etc.  Comply,  and cause each of its
         Subsidiary Parties to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiary Parties to pay and discharge, before the same shall become delinquent, (A) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (B) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiary Parties shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiary Parties and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiary Parties to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiary Parties to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiary Parties shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiary Parties to maintain, workers' compensation, general liability and property casualty insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiary Parties to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Subsidiary Parties may consummate any other merger or consolidation permitted under Section 5.02(a)(iv) and Section 5.02(b)(iii); and provided further, that neither the Borrower nor any of its Subsidiary Parties shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, the Borrower and its Subsidiary Parties , taken as a whole, or the Lender Parties; provided that the determination of the Board of Directors of the Borrower shall not be required with respect to any rights, permits, licenses, approvals, privileges or franchises that the Board of Directors of the Borrower would not, in the ordinary course of business and consistent with past practices and policies, be required to approve, and in which case such determination shall be made by the Borrower in its reasonable business judgment consistent with past practices.

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                  (f) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent, the Documentation Agent, the Arranger or any of the Lender Parties or any agents or representatives thereof , to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiary Parties (in each case coordinated through the Administrative Agent, the Documentation Agent or the Arranger prior to the occurrence of an Event of Default), and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiary Parties with any of their officers or directors and with their independent certified public accountants (in each case coordinated through a Responsible Officer prior to the occurrence of an Event of Default).

                  (g) Keeping of Books. Keep proper books of record and account on a Consolidated basis in accordance with GAAP.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiary Parties to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiary Parties to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, except as disclosed in the Borrower's Form 10-K for 1997 and the proxy statement filed with the Securities and Exchange Commission in March, 1998 for the annual meeting of the Borrower to be held on May 6, 1998.

                  (j) Preparation of Environmental Reports. At the request of the Required Lenders from time to time after the occurrence of a
         Default,  provide  to the  Lender  Parties  within 60 days  after  such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiary Parties' properties described in such request, prepared by an environmental consulting firm acceptable to the Required Lenders, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Required Lenders determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent on behalf of the Required Lenders may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.


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                  (k) Compliance with Terms of Leaseholds. Make all payments and otherwise perform in all material respects all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiary Parties is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled (in each case except to the extent that, in the reasonable business judgment of the Borrower or such Subsidiary, it is in the best interest of the Borrower or such Subsidiary to allow or to cause such nonperformance, lapse, termination, forfeiture or cancellation, and such nonperformance, lapse, termination, forfeiture or cancellation could not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect), notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiary Parties to do so.

                  (l) Performance of Related Document. Perform and observe in all material respects all of the terms and provisions of the Related Document to be performed or observed by it, maintain the Related
         Document in full force and effect, enforce the Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to the Related Document such demands and requests for information and reports or for action as the Borrower is entitled to make under the Related Document.

                  (m) Interest Rate Hedging. Enter into within 90 days of the Initial Extension of Credit and maintain at all times thereafter through March 31, 2001 interest rate Hedge Agreements with any Lender, any Affiliate of any Lender or any other Person acceptable to the Required Working Capital Lenders, covering a notional amount equal to at least 50% of the principal amount of the Term Advances outstanding and providing for such Persons to make payments thereunder, to the extent of increases in interest rates based on the Eurodollar Rate greater than 1% above the weighted average Eurodollar Rate on the date hereof.

                  SECTION 5.02. Negative Covenants. (a) Negative Covenants relating to the Working Capital Facility. So long as any Working Capital Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Working Capital Lender shall have any Working Capital Commitment hereunder, the Borrower will not (for the benefit of the Working Capital Lenders, the Issuing Bank and the Administrative Agent only), at any time:

                 (i) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiary Parties to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiary Parties to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiary Parties as debtor, or sign or suffer to exist, or permit any of its Subsidiary Parties to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiary Parties to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                           (A) Liens   created   under   the  Loan   Documents
                  (including,   without   limitation,   Liens   subject  to  the
                  Intercreditor Agreement);

                           (B) Permitted Liens;

                           (C) Liens  existing on the date hereof and  described
                  on Schedule 5.02(a)(i)(C) hereto;

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                           (D) purchase  money Liens upon or in real property or
                  equipment  acquired  or  held  by the  Borrower  or any of its
                  Subsidiary Parties in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (D) shall not exceed the amount
                  permitted   under  Section   5.02(a)(ii)(A)(9)   at  any  time
                  outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                           (E) Liens securing any Debt  permitted  under clauses
                  (3), (4) and (5) of Section 5.02(a)(ii)(A); provided that (1) the aggregate principal amount of the Debt secured by Liens permitted by this clause (E) shall not exceed $50,000,000 at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents,
                  (2) the debt secured by Liens on property other than the Collateral shall not exceed $5,000,000 at any time outstanding, (3) with respect to any Lien on the Collateral, the agent or other authorized representative of the lender of such Debt shall execute and deliver the Intercreditor Agreement in accordance with the terms thereof and (4) on and after such time that the security interest in the Collateral is released pursuant to the terms of the Collateral Documents, no Liens on the property that constitutes Collateral shall be permitted;

                           (F) Liens  securing any Debt  permitted  under clause
                  (2) of Section 5.02(a)(ii)(A); and

                           (G) the replacement, extension or renewal of any Lien
                  permitted by clauses (C) through (F) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (ii) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiary Parties to create, incur, assume or suffer to exist, any Debt other than:

                           (A)      in the case of the Borrower,

                                    (1) Debt under the Loan Documents,

                                    (2) Debt  incurred  in  connection  with any
                           Permitted Refinancing of the Working Capital Facility or the Term Facility (subject to the limitations of clause (3) below),

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

                                    (3) Debt  incurred  in  connection  with any
                           increase in a Facility (or any increase in connection with a Permitted Refinancing of a Facility) that, when aggregated with the amount of Debt incurred pursuant to clause (4) below, does not exceed the sum of the amount of such Facility (or, if a Permitted Refinancing thereof has occurred, the amount of the Facility immediately prior to such Permitted Refinancing) prior to giving effect to such increase (and without giving effect to any prior increases in such Facility, or if a Permitted Refinancing of a Facility has occurred, in the Facility so refinanced) and $50,000,000,

                                    (4) Debt incurred in an aggregate amount not
                           in excess of $50,000,000 outstanding at any time that is unsecured or secured by Liens permitted by Section 5.02(a)(i)(E) that, when aggregated with the amount of Debt incurred pursuant to clause (3) above, does not exceed the sum of the amount of the Facilities (without giving effect to any prior increases in such Facilities) and $50,000,000,

                                    (5) Debt in  respect  of  letter  of  credit
                           facilities in an aggregate amount not in excess of $15,000,000 outstanding at any time that is unsecured or secured by Liens permitted by Section 5.02(a)(i)(E),

                                    (6) unsecured Debt  consisting of guaranties
                           made by the Borrower in connection with the financing by the Borrower's franchisees of the acquisition of restaurants franchised by the Borrower or any of its Subsidiary Parties in respect of an aggregate amount of guaranteed obligations not in excess of $10,000,00 at any time,

                                    (7)   unsecured   Debt   consisting  of  (I)
                           guaranties  existing  on the date hereof set forth in
                           Schedule 5.02(a)(ii)(A)(7) in respect of an aggregate amount of guaranteed obligations not in excess of $5,000,000 at any time and (II) guaranties in respect of the then effective term of operating leases of franchisees in respect of guaranteed obligations not in excess of $18,000,000 at any time,

                                    (8)  Debt in  respect  of  Hedge  Agreements
                           designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount not to exceed $125,000,000 at any time outstanding,

                                    (9)  Debt  secured  by  Liens  permitted  by
                           Section 5.02(a)(i)(D) not to exceed in the aggregate the sum of $5,000,000 and the amount of Debt, if any, not to exceed $6,000,000, constituting purchase money obligations secured by Liens on the Specified Leases, at any time outstanding,

                                    (10) Capitalized Leases not to exceed in the
                           aggregate $20,000,000 at any time outstanding,

                                    (11) the Surviving  Debt,  and any Permitted
                           Refinancing thereof;

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

                           (B) in the case of any of its Subsidiary Parties,

                                    (1)  Permitted  Intercompany  Debt  (except,
                           with respect to any Intellectual Property Subsidiary, to the extent otherwise prohibited under Section 5.02(b)(ii)); and

                                    (2)  Debt under the Loan Documents;  and

                           (C) in the case of the Borrower and any of its Subsidiary Parties, indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  (iii) Operating Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiary Parties to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under operating leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiary Parties, on a Consolidated basis, in respect of all such obligations payable in any Fiscal Year of the Borrower to exceed an amount equal to the sum of (A) the amount of such obligations payable during the preceding Fiscal Year of the Borrower
         (excluding   amounts  described  in  the  following  proviso)  and  (B)
         $4,000,000; provided that the Borrower may exceed such limit for any Fiscal Year to the extent that, after applying an amount equal to the product of (A) such excess for such Fiscal Year (the "Excess Lease Obligations") and (B) 8, as Capital Expenditure for such Fiscal Year as a permitted Capital Expenditures set forth in the table set forth in
         Section 5.02(a)(xvii) for such Fiscal Year, the Borrower shall be in compliance with Section 5.02(a)(xvii).

                  (iv) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiary Parties to do so, except that (A) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly-owned Subsidiary of the Borrower and (B) the Borrower may merge into or consolidate with any Person in connection with the making of any Investment permitted by Section 5.02(a)(vi); provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Working Capital Facility Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                  (v) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiary Parties to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                           (A) sales of inventory in the ordinary  course of its
                  business,

                           (B) in a transaction authorized by subsection (iv) of
                  this Section,

                           (C) the  sale of any  asset  by the  Borrower  or any
                  Subsidiary (other than a sale of accounts receivables other than delinquent accounts for collection purposes only) so long as (1) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value as reasonably determined by the Borrower (or, in the case of assets with a fair market value exceeding $5,000,000, as reasonably determined by, and evidenced by a resolution of, the board of directors of the Borrower) of such asset at the time of such sale, (2) the purchase price for such asset shall be paid to the Borrower or such Subsidiary in consideration consisting of (x) cash and (y) notes in a principal amount not to exceed the greater of $5,000,000 or 25% of the aggregate amount of such consideration (provided that the aggregate amount of all such notes from all such sales, transfers and other dispositions not exceed $20,000,000 at any time) and (3) the aggregate purchase price paid to the Borrower and all of its Subsidiary Parties for such asset and all other assets sold by the Borrower and its Subsidiary Parties during the same Fiscal Year pursuant to this clause
                  (C) shall not exceed $25,000,000,

                           (D) so long as no Working  Capital  Facility  Default
                  shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of clause (C) above, and

                           (E) the Long Island Sale,

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         provided  that in the case of sales of assets  and the  receipt  of Net
         Cash Proceeds pursuant to clause (C) above, the Borrower shall comply with the provisions of Section 2.06(b)(i).

                  (vi) Investments in Other Persons. Make or hold, or permit any of its Subsidiary Parties to make or hold, any Investment in any Person other than:

                           (A)  Investments  by the Borrower and its  Subsidiary
                  Parties in their Subsidiary Parties; provided that the Borrower shall not make any Investment in the Texas Subsidiary or the Dutch Subsidiary, as the case may be, that would result in the Texas Subsidiary or the Dutch Subsidiary, as the case may be, being required to execute and deliver the Subsidiaries Pledge Agreement and the Guaranty under Section 5.03(q) unless simultaneously with the making of such Investment the Texas Subsidiary or Dutch Subsidiary, as the case may be, so executes such documents;

                           (B) loans and  advances to  employees in the ordinary
                  course of the business of the Borrower and its Subsidiary Parties as presently conducted in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

                           (C) Investments by the Borrower and its Subsidiary Parties in Cash Equivalents;

                           (D) Investments by the Borrower in Hedge Agreements permitted under
                  Section 5.02(a)(ii)(A)(8);

                           (E)  Investments   consisting  of  Intercompany  Debt
                  permitted under Section 5.02(a)(ii)(B);

                           (F) Investments existing on the date hereof and described on Schedule 5.02(a)(vi)(F) hereto;

                           (G) other Investments in connection with the purchase
                  of restaurants operated or to be operated by the Borrower or its Subsidiary Parties and with respect to which the Borrower or its Subsidiary Parties has the United States franchising rights therefor, or franchised or to be franchised by the Borrower or its Subsidiary Parties from (1) Net Cash Proceeds and (2) otherwise to the extent that (x), when aggregated with the amount of Capital Expenditures made pursuant to proviso clause (iii) of Section 5.02(a)(xvii), such Investments do not exceed in an aggregate amount from the date of the Initial Extension of Credit (I) $50,000,000 through and including December 31, 2000 and (II) thereafter $100,000,000; provided that with respect to Investments made under this clause (G):
                  (x) any newly acquired or created Subsidiary of the Borrower or any of its Subsidiary Parties shall be a wholly-owned Subsidiary thereof and (y) immediately before and after giving effect thereto, no Default that, with the giving of notice or passage of time or both would become a Working Capital Facility Event of Default, shall have occurred and be continuing or would result therefrom; and

                           (H)  Investments  consisting of (1) notes  receivable
                  from  franchisees   arising  from  accounts   receivable  from
                  franchisees in an aggregate principal amount not to exceed

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                  $5,000,000 at any time outstanding and (2) notes described and permitted under Section 5.02(a)(v)(C)(2)(y).

                  (vii) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiary Parties to do any of the foregoing or permit any of its Subsidiary Parties to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Working Capital Facility Default shall have occurred and be continuing at the time of any action described in clause (A)(3), (A)(4) or (A)(5) below or would result therefrom, (A) the Borrower may (1) declare and pay dividends and distributions payable only in common stock of the Borrower, (2) issue options and rights, and capital stock upon exercise of such options or rights, pursuant to any Stock Plan or the Rights Agreement, (3) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights, (4) repurchase shares of common stock in connection with the Buyback and (5) declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash if after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made in any Fiscal Year would not exceed $5,000,000, and (B) any Subsidiary of the Borrower may (1) declare and pay cash dividends to the Borrower and
         (2) declare and pay cash dividends to any other wholly-owned Subsidiary of the Borrower of which it is a Subsidiary.

                  (viii) Change in Nature of Business. Make, or permit any of its Subsidiary Parties to make, any material change in the nature of its business as carried on at the date hereof.



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


                  (ix)  Charter   Amendments.   Amend,  or  permit  any  of  its
         Subsidiary Parties to amend, its certificate of incorporation, certificate of formation, partnership agreement, limited liability company agreement or bylaws; provided, that notwithstanding the foregoing to the contrary, the Borrower shall cause the Subsidiary Parties listed on Schedule 5.02(b)(ix) to amend their certificate of incorporation to eliminate preemptive rights and to provide evidence thereof reasonably satisfactory to the Administrative Agent within 60 days of the date hereof.

                  (x) Accounting Changes. Make or permit, or permit any of its Subsidiary Parties to make or permit, any material change in (A) accounting policies or reporting practices, except as required by GAAP or (B) its or their Fiscal Year.


                  (xi) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Debt (other than any Existing Debt and other than any Specified Leases), or make any payment in violation of any subordination terms of, any Debt, other than (A) the prepayment of the Advances in accordance with the terms of this Agreement, pursuant to any Permitted Refinancing and (B) regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiary Parties to do any of the foregoing other than to prepay any Debt payable to the Borrower.

                  (xii) Amendment, Etc. of Related Document. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof or take any other action in connection with any Related Document that would materially impair the value of the interest or rights of the Borrower thereunder or that would materially impair the rights or interests of the Administrative Agent or any Lender Party, or permit any of its Subsidiary Parties to do any of the foregoing.

                  (xiii) Ownership Change. Take, or permit any of its Subsidiary Parties to take, any action that would result in an "ownership change" (as defined in Section 382 of the Internal Revenue Code) with respect to the Borrower or the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations with respect to the Borrower; provided, however, that in no event shall the Borrower's mere required recordation of stock transfers (as opposed to the transfers themselves) constitute a breach of this covenant.

                  (xiv) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiary Parties to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (A) in favor of the Secured Parties or (B) in connection with (1) any Surviving Debt or
         (2)  any  Debt  permitted  by  Section   5.02(a)(ii)(A)(8)  or  5.02(a)
         (ii)(A)(9) hereof.

                  (xv) Partnerships, Etc.. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiary Parties to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.


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

                  (xvi) Hedge Agreements or Speculative Transactions. Purchase or enter into, or permit any of its Subsidiary Parties to purchase or enter into, any Hedge Agreement, any commodity swap, or any other type of option or futures contract, or any similar speculative transactions except for Hedge Agreements permitted under Section 5.02(a)(ii).

                  (xvii) Capital Expenditures. Make, or permit any of its Subsidiary Parties to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiary Parties in any period set forth below to exceed an amount equal to the amount set forth below for such period:


                          Fiscal Year       Amount
                          1998              $100,000,000
                          1999              $115,000,000
                          2000              $115,000,000
                          2001              $115,000,000
                          2002              $115,000,000


        provided, that:

                        (i) beginning in Fiscal Year 1999,  the amount set forth
                in the table above shall be reduced for such Fiscal Year to an amount equal to the product of (x) such amount and (y) a fraction (not greater than 1) the numerator of which is EBITDA as of the end of the immediately preceding Fiscal Year and the denominator of which is $125,000,000;

                        (ii) the Acquisition shall not be subject to the limitations of this Section
                5.02(a)(xvii);

                        (iii) notwithstanding the foregoing limitation on Capital Expenditures, the Borrower shall be permitted to make Capital Expenditures constituting the purchase of restaurants operated or to be operated by the Borrower or its Subsidiary Parties and with respect to which the Borrower or its Subsidiary Parties has the United States franchising rights therefor, or franchised or to be franchised by the Borrower or its Subsidiary Parties ("Restaurant Acquisition CapEx"), and such Restaurant Acquisition CapEx shall not be applied against the permitted Capital Expenditures amounts set forth above from (A) Net Cash Proceeds and (B) otherwise to the extent that (x), when aggregated with the amount of Investments made pursuant to
                Section 5.02(a)(vi)(G), such Restaurant Acquisition CapEx do not exceed in an aggregate amount from the date of the Initial Extension of Credit (I) $50,000,000 through and including December 31, 2000 and (II) thereafter $100,000,000, and (y) immediately before and after giving effect thereto, no event that, with the giving of notice or passage of time or both would become a Working Capital Facility Event of Default, shall have occurred and be continuing or would result therefrom; and

                        (iv) the  amount  set forth in the  table  above for any
                Fiscal Year shall be reduced by an amount equal to the product of (A) the Excess Lease Obligations for such Fiscal Year and (B) 8.

                        For purposes of this Section 5.02(a)(xvii), the amount of Capital Expenditures otherwise permitted to be made during any Fiscal Year shall be increased for such Fiscal Year by the Carried Forward Amount for such Fiscal Year. The "Carried Forward Amount" for any Fiscal Year shall be the excess, if any, of the amount of Capital Expenditures permitted to be made during the preceding Fiscal Year over the actual amount of Capital Expenditures made during such Fiscal Year.


                  (b) Negative Covenants relating to the Term Facility. So long as any Term Advance shall remain unpaid or any Term Lender shall have any Term Commitment hereunder, the Borrower will not (for the benefit of the Term Lenders and the Administrative Agent only), at any time:

                  (i) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiary Parties to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiary Parties to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiary Parties as debtor, or sign or suffer to exist, or permit any of its Subsidiary Parties to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiary Parties to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                           (A)   Liens   created   under   the  Loan   Documents
                  (including,   without   limitation,   Liens   subject  to  the
                  Intercreditor Agreement);

                           (B) Permitted Liens;

                           (C) Liens  existing on the date hereof and  described
                  on Schedule 5.02(b)(i)(C) hereto;

                           (D) purchase  money Liens upon or in real property or
                  equipment  acquired  or  held  by the  Borrower  or any of its
                  Subsidiary Parties in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (D) shall not exceed the amount permitted under Section 5.02(b)(ii)(A)(9) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                           (E) Liens securing any Debt  permitted  under clauses
                  (3), (4) and (5) of Section 5.02(b)(ii)(A); provided that (1) the aggregate principal amount of the Debt secured by Liens permitted by this clause (E) shall not exceed $50,000,000 at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents,
                  (2) the debt secured by Liens on property other than the Collateral shall not exceed $5,000,000 at any time outstanding, (3) with respect to any


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                  Lien  on  the  Collateral,   the  agent  or  other  authorized
                  representative of the lender of such Debt shall execute and deliver the Intercreditor Agreement in accordance with the terms thereof and (4) on and after such time that the security interest in the Collateral is released pursuant to the terms of the Collateral Documents, no Liens on the property that constitutes Collateral shall be permitted;

                           (F) Liens  securing any Debt  permitted  under clause
                  (2) of Section 5.02(b)(ii)(A); and

                           (G) the replacement, extension or renewal of any Lien
                  permitted by clauses (C) through (F) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (ii) Debt. Create, incur, assume or suffer to exist or otherwise become or be liable (collectively, "incur") in respect of any Debt; provided, however, that the Borrower may incur Debt if the Coverage Ratio for the Borrower for the four full fiscal quarters immediately preceding the incurrence of such Debt taken as one period is equal to or greater than 2.0:1.0. For purposes of this Section 5.02(b)(ii), the Coverage Ratio shall be determined after giving pro forma effect to:

                           (x) the  incurrence of such debt and (if  applicable)
                  the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

                           (y) the  incurrence,  repayment or  retirement of any
                  other Debt by the Borrower and its Subsidiary Parties since the first day of such four-quarter period (except that, in making such computation, the amount of Debt under any revolving credit facility (including without limitation the Working Capital Facility) shall be computed based upon the average daily balance of such Debt during such four-quarter period); and

                           (z) any  acquisition  or  disposition by the Borrower
                  and its Subsidiary Parties of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale, or asset purchase or sale or any related repayment of Debt, in each case since the first day of such four-quarter period, as if such acquisition or disposition had been consummated on the first day of such four-quarter period).

         Notwithstanding the foregoing provisions of this Section 5.02(b)(ii) to the contrary, the Borrower and its Subsidiary Parties shall not incur any such Debt unless and until the Borrower shall, at its election and its expense, either:

                           (x) (1) duly  execute and  deliver to the  Collateral
                  Agent  mortgages,  pledges,  assignments  and  other  security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations


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                  of the  Borrower  under the Loan  Documents  and  constituting valid and perfected first priority Liens in all then existing and future license rights, patents, trademarks, tradenames and copyrights held by the Borrower, directly or indirectly, (2) take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code
                  financing   statements,   the  giving  of   notices   and  the
                  endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in
                  the  Collateral  Agent  (or  in  any   representative  of  the
                  Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this Section 5.02(b)(ii), enforceable against all third parties in accordance with their terms, except as enforceability may be limited by applicable
                  bankruptcy,    insolvency,    reorganization,    receivership,
                  moratorium,   fraudulent   transfer  or  other   similar  laws
                  affecting  the rights and remedies of creditors  generally and
                  by   principles   of   equity,   and  (iii)   deliver  to  the
                  Administrative Agent and the Collateral Agent a signed copy of a favorable opinion, addressed to the Administrative Agent and the Collateral Agent, of counsel for the Borrower acceptable to the Administrative Agent as to the matters contained in clauses (i) and (ii) above, as to such security agreements being legal, valid and binding obligations of the Borrower and its Subsidiary Parties enforceable in accordance with their terms, except as enforceability may be limited by applicable
                  bankruptcy,    insolvency,    reorganization,    receivership,
                  moratorium,   fraudulent   transfer  or  other   similar  laws
                  affecting the rights and remedies of creditors generally and by principles of equity, and as to such other matters as the Administrative Agent may reasonably request; or

                           (y) transfer to and hold all then existing and future
                  license rights, patents, trademarks, tradenames and copyrights to one or more Intellectual Property Subsidiaries, and provide the Administrative Agent with copies of evidence reasonably satisfactory to the Administrative Agent of such transfer and information with respect to such transfer as the Administrative Agent or any Term Lender through the Administrative Agent may reasonably request; or

                           (z)      do a combination of (x) and (y).

         The foregoing provisions of this Section 5.02(b)(ii) shall not prohibit the incurrence of the following Debt:

                           (A)      in the case of the Borrower,

                                    (1)     Debt under the Loan Documents,

                                    (2) Debt  incurred  in  connection  with any
                           Permitted Refinancing of a Facility (subject to the limitations of clause (3) below),

                                    (3) Debt  incurred  in  connection  with any
                           increase in a Facility (or any increase in connection with a Permitted Refinancing of a Facility) that, when aggregated with the amount of Debt incurred pursuant to clause (4) below, does not exceed the sum of the amount of such Facility (or, if a


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                           Permitted  Refinancing  thereof  has  occurred,   the
                           amount of the Facility immediately prior to such Permitted Refinancing) prior to giving effect to such increase (and without giving effect to any prior
                           increases  in  such  Facility,   or  if  a  Permitted
                           Refinancing of a Facility has occurred, in the Facility so refinanced) and $50,000,000,

                                    (4) Debt incurred in an aggregate amount not
                           in excess of $50,000,000 outstanding at any time that is unsecured or secured by Liens permitted by Section 5.02(b)(i)(E) that, when aggregated with the amount of Debt incurred pursuant to clause (3) above, does not exceed the sum of the amount of the Facilities (without giving effect to any prior increases in such Facilities) and $50,000,000,

                                    (5) Debt in  respect  of  letter  of  credit
                           facilities in an aggregate amount not in excess of $15,000,000 outstanding at any time that is unsecured or secured by Liens permitted by Section 5.02(b)(i)(E),

                                    (6) unsecured Debt  consisting of guaranties
                           made by the Borrower in connection with the financing by the Borrower's franchisees of the acquisition of restaurants franchised by the Borrower or any of its Subsidiary Parties in respect of an aggregate amount of guaranteed obligations not in excess of $10,000,000 at any time,

                                    (7)   unsecured   Debt   consisting  of  (I)
                           guaranties  existing  on the date hereof set forth in
                           Schedule 5.02(b)(ii)(A)(7) in respect of an aggregate amount of guaranteed obligations not in excess of $5,000,000 at any time and (II) guaranties in respect of the then effective term of operating leases of franchisees in respect of guaranteed obligations not in excess of $18,000,000 at any time,

                                    (8)  Debt in  respect  of  Hedge  Agreements
                           designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount not to exceed $125,000,000 at any time outstanding,

                                    (9)  Debt  secured  by  Liens  permitted  by
                           Section 5.02(b)(i)(D) not to exceed in the aggregate the sum of $5,000,000 and the amount of Debt, if any, not to exceed $6,000,000, constituting purchase money obligations secured by Liens on the Specified Leases, at any time outstanding,

                                    (10) Capitalized Leases not to exceed in the
                           aggregate $20,000,000 at any time outstanding,

                                    (11) the Surviving  Debt,  and any Permitted
                           Refinancing thereof;

                           (B)     in the case of any of its Subsidiary Parties,



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                                    (1)  Permitted  Intercompany  Debt  (except,
                           with respect to any Intellectual Property Subsidiary, to the extent otherwise prohibited under Section 5.02(b)(ii)); and

                                    (2)     Debt under the Loan Documents;  and

                           (C) in the case of the Borrower and any of its Subsidiary Parties, indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  (iii) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiary Parties to do so, except that (A) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly-owned Subsidiary of the Borrower and (B) the Borrower may merge into or consolidate with any Person in connection with the making of any Investment permitted by Section 5.02(b)(v); provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Term Facility Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                  (iv) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiary Parties to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                           (A) sales of inventory in the ordinary  course of its
                  business,

                           (B) in a transaction  authorized by subsection  (iii)
                  of this Section,

                           (C) the  sale of any  asset  by the  Borrower  or any
                  Subsidiary (other than a sale of accounts receivables other than delinquent accounts for collection purposes only) so long as (1) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value as reasonably determined by the Borrower (or, in the case of assets with a fair market value exceeding $5,000,000, as reasonably determined by, and evidenced by a resolution of, the board of directors of the Borrower) of such asset at the time of such sale, (2) the purchase price for such asset shall be paid to the Borrower or such Subsidiary in consideration consisting of (x) cash and (y) notes in a principal amount not to exceed the greater of $5,000,000 or 25% of the aggregate amount of such consideration (provided that the aggregate amount of all such notes from all such sales, transfers and other dispositions not exceed $20,000,000 at any time) and (3) the Coverage Ratio for the Borrower for the four full fiscal quarters immediately preceding such sale taken as one period is equal to or greater than 2.0:1.0,



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                           (D) so long as no Term  Facility  Default shall occur
                  and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of clause (C) above, and

                           (E) the Long Island Sale,

         provided that in the case of sales of assets and the receipt of Net Cash Proceeds pursuant to clause (C) above, the Borrower shall comply with the provisions of Section 2.06(b)(i).

                  (v) Investments in Other Persons. Make or hold, or permit any of its Subsidiary Parties to make or hold, any Investment in any Person other than:

                           (A)  Investments  by the Borrower and its  Subsidiary
                  Parties in their Subsidiary Parties; provided that the Borrower shall not make any Investment in the Texas Subsidiary or the Dutch Subsidiary, as the case may be, that would result in the Texas Subsidiary or the Dutch Subsidiary, as the case may be, being required to execute and deliver the Subsidiaries Pledge Agreement and the Guaranty under Section 5.03(q) unless simultaneously with the making of such Investment the Texas Subsidiary or the Dutch Subsidiary, as the case may be, so executes such documents;

                           (B) loans and  advances to  employees in the ordinary
                  course of the business of the Borrower and its Subsidiary Parties as presently conducted in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

                           (C) Investments by the Borrower and its Subsidiary Parties in Cash Equivalents;

                           (D) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(ii)(A)(8);

                           (E)  Investments   consisting  of  Intercompany  Debt
                  permitted under Section
                  5.02(b)(ii)(B);

                           (F) Investments existing on the date hereof and described on Schedule 5.02(b)(v)(F) hereto;

                           (G) other Investments in connection with the purchase
                  of restaurants operated or to be operated by the Borrower or its Subsidiary Parties and with respect to which the Borrower or its Subsidiary Parties has the United States franchising rights therefor, or franchised or to be franchised by the Borrower or its Subsidiary Parties from (1) Net Cash Proceeds and (2) otherwise to the extent that (x), when aggregated with the amount of Capital Expenditures made pursuant to proviso clause (iii) of Section 5.02(b)(xi), such Investments do not exceed in an aggregate amount from the date of the Initial Extension of Credit (I) $50,000,000 through and including December 31, 2000 and (II) thereafter $100,000,000; provided that with respect to Investments made under this clause (G):
                  (x) any newly acquired or created Subsidiary of the Borrower or any of its Subsidiary Parties shall be a wholly-owned Subsidiary thereof


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                  and (y) immediately before and after giving effect thereto, no
                  Default that, with the giving of notice or passage of time or both would become a Term Facility Event of Default, shall have occurred and be continuing or would result therefrom; and

                           (H) Investments consisting of (1) notes receivable from franchisees arising from accounts receivable from franchisees in an aggregate principal amount not to exceed $5,000,000 at any time outstanding and (2) notes described and permitted under Section 5.02(b)(iv)(C)(2)(y).

                  (vi) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiary Parties to do any of the foregoing or permit any of its Subsidiary Parties to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Term Facility Default shall have occurred and be continuing at the time of any action described in clause (A)(3), (A)(4) or (A)(5) below or would result therefrom, (A) the Borrower may (1) declare and pay dividends and distributions payable only in common stock of the Borrower, (2) issue options and rights, and capital stock upon exercise of such options or rights, pursuant to any Stock Plan or the Rights Agreement, (3) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights, (4) repurchase shares of common stock in connection with the Buyback and (5) declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash if, after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made in any Fiscal Year would not exceed the greater of $5,000,000 and 50% of Consolidated net income of the Borrower and its Subsidiary Parties for such Fiscal Year and (B) any Subsidiary of the Borrower may (1) declare and pay cash dividends to the Borrower and (2) declare and pay cash dividends to any other wholly-owned Subsidiary of the Borrower of which it is a Subsidiary.

                  (vii) Change in Nature of Business. Make, or permit any of its Subsidiary Parties to make, any material change in the nature of its business as carried on at the date hereof.

                  (viii) Accounting Changes. Make or permit, or permit any of its Subsidiary Parties to make or permit, any material change in (i) accounting policies or reporting practices, except as required by GAAP or (ii) Fiscal Year.

                  (ix) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Debt (other than any Existing Debt and other than any Specified Leases), or make any payment in violation of any subordination terms of, any Debt, other than (A) the prepayment of the Advances in accordance with the terms of this Agreement, pursuant to any Permitted Refinancing and


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         (B)  regularly  scheduled  or required  repayments  or  redemptions  of
         Surviving Debt, or amend, modify or change in any manner any term or condition of any Material Debt in any manner that, taken as a whole, results in the terms and conditions of such Material Debt being materially more restrictive on the Borrower than the original terms and conditions thereof, or permit any of its Subsidiary Parties to do any of the foregoing other than to prepay any Debt payable to the Borrower.

                  (x) Minimum Working Capital Facility. Fail to maintain at all times commitments under the Working Capital Facility and/or one or more Permitted Refinancings thereof with an aggregate committed amount thereunder of at least $75,000,000; provided that no amendment or modification shall be made to the terms and conditions of the Working Capital Facility, or any such Permitted Refinancing thereof, if such amended, modified or refinanced revolving credit facility, taken as a whole, is materially more onerous (including, without limitation, with respect to fees and interest margins) on the Borrower than the Working Capital Facility in effect on the Closing Date.

                  (xi) Capital Expenditures. Make, or permit any of its Subsidiary Parties to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiary Parties in any period set forth below to exceed the amount set forth below for such period:


                             Fiscal Year        Amount
                             1998               $100,000,000
                             1999               $125,000,000
                             2000               $125,000,000
                             2001               $125,000,000
                             2002               $125,000,000
                             2003               $125,000,000
                             2004               $125,000,000
                             2005               $125,000,000

         provided, that:

                            (i) beginning in Fiscal Year 1999, the amount set forth in the table above shall be reduced for such Fiscal Year to an amount equal to the product of (x) such amount and (y) a fraction (not greater than 1) the numerator of which is EBITDA as of the end of the immediately preceding Fiscal Year and the denominator of which is $125,000,000;


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                           (ii) the  Acquisition  shall  not be  subject  to the
                  limitations of this Section 5.02(b)(xi);

                           (iii) notwithstanding the foregoing limitation on Capital Expenditures, the Borrower shall be permitted to make Capital Expenditures constituting the purchase of restaurants operated or to be operated by the Borrower or its Subsidiary Parties and with respect to which the Borrower or its Subsidiary Parties has the United States franchising rights therefor, or franchised or to be franchised by the Borrower or its Subsidiary Parties ("Restaurant Acquisition CapEx"), and such Restaurant Acquisition CapEx shall not be applied against the permitted Capital Expenditures amounts set forth above from (A) Net Cash Proceeds and (B) otherwise to the extent that (x), when aggregated with the amount of Investments made pursuant to Section 5.02(b)(v)(G), such Restaurant Acquisition CapEx does not exceed in an aggregate amount from the date of the Initial Extension of Credit (I) $50,000,000 through and including December 31, 2000 and (II) thereafter $100,000,000, and (y) immediately before and after giving effect thereto, no event that, with the giving of notice or passage of time or both would become a Term Facility Event of Default, shall have occurred and be continuing or would result therefrom; and

                           (iv) the amount set forth in the table  above for any
                  Fiscal Year shall be reduced by an amount equal to the product of (A) the Excess Lease Obligations for such Fiscal Year and
                  (B) 8.

                           For purposes of this Section 5.02(b)(xi), the amount of Capital Expenditures otherwise permitted to be made during any Fiscal Year shall be increased for such Fiscal Year by the Carried Forward Amount for such Fiscal Year. The "Carried Forward Amount" for any Fiscal Year shall be the excess, if any, of the amount of Capital Expenditures permitted to be made during the preceding Fiscal Year over the actual amount of Capital Expenditures made during such Fiscal Year.

The covenants set forth in clauses (ii), (iv) and (vi) of this Section 5.02(b) shall cease to be effective at such time as (I) the Borrower's senior unsecured long term debt achieves ratings of at least BBB- from S&P and Baa3 from Moody's,
(II) such ratings remain in effect continuously for six months, (III) the Borrower is not, during such period, placed on "credit watch" (or any like designation by S&P or Moody's) and (IV) no Term Facility Default shall have occurred and be continuing at such time.

                  SECTION 5.03. Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Lender Parties:

                  (a) Default Notice. As soon as possible and in any event within three days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.


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                  (b)  Quarterly  Financials.  As soon as  available  and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiary Parties as of the end of such quarter and a Consolidated statement of income of the Borrower and its Subsidiary Parties for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiary Parties for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for
         the  corresponding   period  of  the  preceding  Fiscal  Year,  all  in
         reasonable detail and duly certified (subject to normal year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the amount limitations contained in the
         covenants    contained   in   Sections    5.02(a)(ii),    5.02(a)(iii),
         5.02(a)(v)(C),   5.02(a)(vi)(G),   5.02(a)(vii)(A)(5),   5.02(a)(xvii),
         5.02(b)(ii),  5.02(b)(iv)(C),   5.02(b)(v)(G),   5.02(b)(vi)(a)(5)  and
         5.02(b)(xi) and the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

                  (c) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiary Parties, including therein a Consolidated balance sheet of the Borrower and its Subsidiary Parties as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiary Parties for such Fiscal Year, in each case accompanied by an opinion reasonably acceptable to the Required Lenders of Deloitte & Touche or other independent public accountants of recognized standing acceptable to the Required Lenders, together with
         (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiary Parties, which audit was conducted by such
         accounting  firm  in  accordance  with  generally   accepted   auditing
         standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.02(a)(ii), 5.02(a)(iii), 5.02(a)(v)(C), 5.02(a)(vi)(G), 5.02(a)(vii)(A)(5), 5.02(a)(xvii),
         5.02(b)(ii),  5.02(b)(iv)(C),   5.02(b)(v)(G),   5.02(b)(vi)(a)(5)  and
         5.02(b)(xi) and the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.


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                  (d) Annual Forecasts. As soon as available and in any event no later than 30 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of balance sheets, income statements and cash flow statements on an annual basis for each Fiscal Year thereafter until the later to occur of the Working Capital Facility Termination Date and the Term Facility Termination Date.

                  (e) ERISA Events and ERISA Reports. Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (f) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (g) Actuarial Reports. Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $1,000,000.

                  (h) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (i) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii).

                  (j) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiary Parties of the type described in Section 4.01(j) that could reasonably be expected to have a Material Adverse Effect.

                  (k) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiary Parties sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiary Parties files with the


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         Securities and Exchange  Commission or any governmental  authority that may be substituted therefor, or with any national securities exchange.

                  (l) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiary Parties pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties through the Administrative Agent pursuant to any other clause of this Section 5.03.

                  (m) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiary Parties under or pursuant to any Related Document or indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Document as the Administrative Agent may reasonably request.

                  (n) Revenue Administrative Agent Reports. Within 10 days after receipt, copies of all Revenue Administrative Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal
         Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $1,000,000 or more.

                  (o) Tax Certificates. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final United States federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the chief financial officer of the Borrower, stating that the Borrower, as the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member, has paid to the Internal Revenue Service or other taxing authority the full amount shown due on such United Sates federal income tax return by such affiliated group in respect of Federal income tax for such year.

                  (p) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiary Parties with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

                  (q) Subsidiaries. At such time as (i) any Subsidiary is created or acquired, (ii) the total assets of the Texas Subsidiary first exceeds the lesser of (A) $6,000,000 and (B) the sum of (x) $3,500,000 plus (y) the product of (1) $150,000 and (2) the number of restaurants in excess of the number of restaurants existing on the date hereof with respect to which the Texas Subsidiary holds the liquor license, and the net income for any fiscal year of the Texas Subsidiary exceeds $500,000, or (iii) the total assets of the Dutch Subsidiary first exceeds $500,000 and the net income for any fiscal year thereof exceeds $500,000, a revised Schedule 4.01(b) reflecting such Subsidiary, the Texas Subsidiary or the Dutch Subsidiary, as the case may be, together with (x) any relevant information with respect thereto as may be requested by the Administrative Agent or the Collateral Agent and (y) originally executed Guaranty and Subsidiaries Pledge Agreement executed and delivered by such Subsidiary, the Texas


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         Subsidiary or the Dutch  Subsidiary,  as the case may be, together with all Collateral of such Subsidiary, the Texas Subsidiary or the Dutch Subsidiary, as the case may be, and such other documents or instruments as the Collateral Agent may reasonably request to perfect and maintain the perfection of its security interests in such Collateral.

                  (r) Intellectual Property. At the time of delivery of the annual financial statements hereunder, a supplement to Schedule 4.01(kk) hereto as of the end of the Fiscal Year of the Borrower to which such annual financial statements relate.

                  (s) Supplemental Subsidiary Pledge. At such time as any Guarantor which is not a party to the Subsidiaries Pledge Agreement obtains any property that would constitute Collateral as defined in the Subsidiaries Pledge Agreement, an originally executed Subsidiaries Pledge Agreement executed and delivered by such Guarantor, together with all Collateral of such Guarantor and such other documents or instruments as the Collateral Agent may reasonably request to perfect and maintain the perfection of its security interests in such Collateral

                  (t) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiary Parties as any Lender Party (through the Administrative Agent) may from time to time reasonably request , including without limitation, within 60 days of the date hereof copies, certified by a Responsible Officer of the Borrower as being true and complete, of all agreements, instruments and other documents delivered in connection with the Related Document.

                  SECTION 5.04. Financial Covenants. So long as any Working Capital Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Working Capital Lender shall have any Working Capital Commitment hereunder, the Borrower will (for the benefit of the Working Capital Lenders, the Issuing Bank and the Administrative Agent only):

                  (a) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending closest to June 30, 1998, a ratio of EBITDA for the most recently completed four fiscal quarters of the Borrower and its Subsidiary Parties to Cash Interest Expense during such period of not less than 5:1.

                  (b) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending closest to June 30, 1998, a ratio of EBITDAR for the most recently completed four fiscal quarters of the Borrower and its Subsidiary Parties to the sum of (i) Cash Interest Expense plus (ii) the aggregate required (but not optional) amount of all payments made in cash on all operating leases plus (iii) the aggregate principal amounts of all Debt for Borrowed Money payable plus (iv) the aggregate amount of Adjusted Capital Expenditures, in each case, by the Borrower and its Subsidiary Parties during such period of not less than the amount set forth below for each period set forth below:


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                           Four Fiscal Quarters
                           Ending Closest to                           Ratio


                           June 30, 1998                               0.9
                           September 30, 1998                          0.9
                           December 31, 1998                           0.9
                           March 31, 1999                              0.9
                           June 30, 1999                               0.9
                           September 30, 1999                          0.9
                           December 31, 1999                           0.9
                           March 31, 2000                              0.9
                           June 30, 2000                               0.9
                           September 30, 2000                          0.9
                           December 31, 2000                           0.9
                           March 31, 2001
                           and each quarter thereafter                 1.0;

         provided,  that such ratio for any fiscal quarter shall be increased to
         1.0 if at the end of such fiscal quarter the aggregate Unused Working Capital Commitments of all of the Working Capital Lenders is less than or equal to $25,000,000.

                  (c) Leverage Ratio. Maintain at the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending closest to June 30, 1998, a ratio of Debt for Borrowed Money of the Borrower and its Subsidiary Parties to EBITDA (such ratio, the "Leverage Ratio") for the most recently completed four fiscal quarters of the Borrower and its Subsidiary Parties of not more than the amount set forth below for each period set forth below:

                           Four Fiscal Quarters
                           Ending Closest to                           Ratio

                           June 30, 1998                               2.50
                           September 30, 1998                          2.50
                           December 31, 1998                           2.50
                           March 31, 1999                              2.25
                           June 30, 1999                               2.25
                           September 30, 1999                          2.25
                           December 31, 1999                           2.25
                           March 31, 2000
                           and each quarter thereafter                 2.00




                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:


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                  (a) (i) the  Borrower  shall fail to pay any  principal of any
         Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) (i) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(f), (g),
         (i), (j) or (m) or Section 5.03; or

                           (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02(a) or Section 5.04; or

                           (iii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02(b); or

                  (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party through the Administrative Agent; or

                  (e) any Loan Party or any of its Subsidiary Parties shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount or, in the case of Hedge Agreements, a net amount, of at least $5,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Subsidiary Parties shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiary Parties seeking to adjudicate it a bankrupt or insolvent,


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         or  seeking  liquidation,  winding  up,  reorganization,   arrangement,
         adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiary Parties shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any of its Subsidiary Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, (ii) such judgment or order is not stayed from enforcement, by reason of a pending appeal or otherwise, within 30 days or (iii) after such stay of enforcement is first effective, there shall be any period of 10 consecutive days during which such stay of enforcement, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and the amount deductible thereunder, if any, is $5,000,000 or less and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                  (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiary Parties that could reasonably be expected to have a Material Adverse Effect, and either such judgment or order is not stayed from enforcement, by reason of a pending appeal or otherwise, within 30 days or, after such stay of enforcement is first effective, there shall be any period of 10 consecutive days during which such stay of enforcement, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.02(b)(ii) or 5.03(s) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document after delivery thereof pursuant to
         Section 3.01 or 5.02(b)(ii) or 5.03(s) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                  (k)      a Change of Control shall occur; or

                  (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event


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         shall  have  occurred  and then  exist  (or the  liability  of the Loan
         Parties and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or

                  (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum; or

                  (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Working Capital Lenders (if such event is a Working Capital Facility Event of Default) or the Special Required Term Lenders (if such event is a Term Facility Event of Default), by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(b)) and, in the case of a Working Capital Facility Event of Default, of the Issuing Bank to issue or renew Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Working Capital Lenders or the Special Required Term Facility Lenders, as the case may be, by notice to the Borrower, declare the Working Capital Notes or the Term Notes, as the case may be, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents in respect thereof to be forthwith due and payable, whereupon such Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the United States
Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(b)) and of the Issuing Bank to issue or renew Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. For purposes of this Agreement, the "Working Capital Facility Events of Default" shall constitute all Events of Default (other than those set forth in clause (c)(iii) for the first 30 days that such Event of Default remains uncured or waived hereunder by the requisite number of Term Lenders), and the "Term Facility Events of Default" shall constitute all Events of Default (other than those set forth in clause (c)(ii) or (k) for the first 30 days that such Event of Default remains uncured or waived hereunder by the requisite number of Working Capital Lenders). In the event that a Term Facility Event of Default arises as a result of the occurrence of the event described in clause (k), each Term Lender is hereby deemed to have exercised its option pursuant to Section 2.06(B)(viii), and the Change of


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Control  Mandatory  Prepayment Date with respect thereto shall occur on the 45th day following the occurrence of such Change in Control.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Working Capital Facility Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Working Capital Facility Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties under the Working Capital Facility in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and such Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Issuing Bank (if applicable) and a potential Hedge Bank) hereby appoints and authorizes the Administrative Agent, the Arranger and the Collateral Agent (each, together with the Syndication Agent and the Documentation Agent, an "Agent") to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. The Syndication Agent and the Documentation Agent, as such, shall have no duties hereunder or under the other Loan Documents. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Working Capital Lenders (with respect to matters relating to the Working Capital Facility) or the Required Term Lenders (with respect to matters relating to the Term Facility), and such instructions shall be binding upon all Lender Parties under such Facility and all holders of Notes issued in respect of such Facility; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Agent's Reliance, Etc. Neither any Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct.


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Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. ML&Co., First Chicago and NationsBank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of ML&Co., First Chicago and NationsBank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include each of ML&Co., First Chicago and NationsBank in its individual capacity. Each of ML&Co., First Chicago and NationsBank and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiary Parties and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if ML&Co., First Chicago and NationsBank were not Agents and without any duty to account therefor to the Lender Parties.

                  SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or reasonable disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting


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from such Agent's gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this
Section 7.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term Commitments at such time and
(d) their respective Unused Working Capital Commitments at such time; provided, that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  (b) Each Working Capital Lender severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or reasonable disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Working Capital Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Working Capital Lender agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(b), the Working Capital Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Working Capital Lenders,
(b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time plus (c) their respective Unused Working Capital Commitments at such time; provided, that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. In the event that any Defaulted


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Advance  shall be owing by any  Defaulting  Lender  which is a  Working  Capital
Lender at any time, such Working Capital Lender's Commitment with respect to the Working Capital Facility shall be considered to be unused for purposes of this
Section 7.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Working Capital Lender to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Working Capital Lenders to the Issuing Bank as provided herein shall not relieve any other Working Capital Lender of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Working Capital Lender shall be responsible for the failure of any other Working Capital Lender to reimburse the Issuing Bank for such other Working Capital Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Working Capital Lender hereunder, the agreement and obligations of each Working Capital Lender contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 7.06. Successor Agents. Any Agent may resign (and in the case of the Administrative Agent, as to any or all of the Facilities) at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed (in the case of the Administrative Agent, as to any or all of the Facilities) at any time with or without cause by, in the case of the Administrative Agent, the Required Working Capital Lenders (in respect of the Working Capital Facility) or the Required Term Lenders (in respect of the Term Facility) and with respect to any other Agent, the Required Lenders (the Agent so resigning or being removed being the "Retiring Agent"). Upon any such resignation or removal, (i) if the Retiring Agent is the Administrative Agent, the Required Working Capital Lenders (in respect of the Working Capital Facility) or the Required Term Lenders (in respect of the Term Facility) shall have the right to appoint a successor to such Retiring Agent, or (ii) as to any other Agent, the Required Lenders shall have the right to appoint a successor to such Retiring Agent, in each case as to such of the Facilities as to which such Retiring Agent has resigned or been removed (the Lenders described in clause (i) or (ii), as the case may be, being the "Appointing Lenders"). If no successor to such Retiring Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the Retiring Agent's giving of notice of resignation or the removal of the Retiring Agent, then such Retiring Agent may, on behalf of the relevant Lender Parties, appoint a successor to such Retiring Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor (such successor, in the capacity held by the Retiring Agent, being the "Successor Agent") as to all of the relevant Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Collateral Documents, and such other instruments or notices, as may be necessary or desirable, or as the Appointing Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such Successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Collateral Documents, and such other instruments or notices, as may be necessary or desirable, or as the Appointing Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such Successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the Retiring Agent as to such Facilities, other than with respect


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to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the Retiring Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. The Lenders agree to use commercially reasonable efforts and act in good faith to appoint a Successor Agent. If within 45 days after written notice is given of the Retiring Agent's resignation or removal under this Section 7.06 no successor to such Retiring Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the Retiring Agent's resignation or removal shall become effective, (ii) the Retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Appointing Lenders shall thereafter perform all duties of the Retiring Agent under the Loan Documents with respect to the relevant Facility until such time, if any, as the Appointing Lenders appoint a successor to such Retiring Agent as provided above. After any Retiring Agent's resignation or removal hereunder as Agent as to all of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to any Facilities under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by, if the Working Capital Lenders would be directly affected thereby, the Required Working Capital Lenders (other than any amendment to Section 5.02(b), any "Term Facility Event of Default" and any defined term referred to therein) and, if the Term Lenders would be directly affected thereby, the Required Term Lenders (other than any amendment to or waiver of Section 5.02(a), 5.04, any "Working Capital Facility Event of Default" and any defined term referred to therein), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender) directly affected thereby, do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02 (except that after the initial extension of credit in respect of the Term Facility, such waiver shall be effective when signed by all of the Working Capital Lenders), (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of a Guarantor under Section 1 of the Guaranty or otherwise limit a Guarantor's liability with respect to the Obligations owing to the Administrative Agent and the Lender Parties, except that a Guarantor may be released of all of its Obligations under the Loan Documents pursuant to a transaction permitted under the Loan Documents whereby all of the direct and indirect equity interests of the Borrower in such Guarantor are sold, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions, or amend any provision of any Loan Document to modify any provisions concerning the release of the Collateral, in any transaction or series of related transactions


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or permit the creation,  incurrence,  assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Credit Providers as provided under the Intercreditor Agreement and other than Debt owing to any other Person, (v) amend this Section 8.01, or (vi) limit the liability of any Loan Party under any of the Loan Documents; and (b) no amendment, waiver or consent shall, unless in writing and signed by each Lender that has a Commitment under the Term Facility or Working Capital Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any regularly scheduled payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) waive or change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank, as the case may be, under this Agreement; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement; and provided further that at such time as (i) the Borrower's senior unsecured long term debt achieves ratings of at least BBB- from S&P and Baa3 from Moody's, (ii) such ratings remain in effect continuously for six months, (iii) the Borrower is not, during such period, placed on "credit watch" (or any like designation by S&P or Moody's) and (iv) no Default shall have occurred and be continuing at such time, the Collateral Agent shall be entitled to release the Collateral pursuant to the terms of the Security Agreement without the consent of any Lender. The Administrative Agent shall be entitled in its sole discretion to waive payment of any fee pursuant to Section 8.07(a). Notwithstanding the foregoing to the contrary, the Borrower may request one or more Lenders to increase their Commitment, and such Lenders may in their sole discretion agree to increase such Commitment; provided, that after giving effect to such increases in such Commitments no Default would occur and be continuing. Such increase in such Commitments shall be evidenced by notice to the Administrative Agent thereof by each such Lender and the Borrower, and Schedule I hereto shall be suplemented to reflect such increased Commitments.

                  SECTION   8.02.   Notices,   Etc.   All   notices   and  other
communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 4551 W. 107th Street, Overland Park, KS 66207, Attention: Chief Financial Officer; if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, at its address at One First National Plaza, Chicago, Illinois 60670, Attention:
__________; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Any communication by telecopier


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shall be followed by delivery by nationally  recognized  overnight  courier of a copy of such communication. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof. Prior to the occurrence of an Event of Default, all communications from, or requests by, a Lender to the Borrower shall be made through the Administrative Agent, and the Administrative Agent agrees to promptly convey such communication or request to the Borrower.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs, Expenses and Certain Taxes. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for ML&Co. and the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiary Parties arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of the Agents and the Lender Parties in connection with the enforcement (including, without limitation, in connection with the negotiation of any restructuring or "workout" with the Borrower, whether or not consummated) of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agents and each Lender Party with respect thereto). In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and the other Loan Documents and agrees to save each Agent and each Lender Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes.

                  (b) The Borrower agrees to indemnify and hold harmless each Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition


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(including,  without  limitation,  the  Acquisition,  the Buyback and any of the other transactions contemplated hereby) by the Borrower or any of its Subsidiary Parties or Affiliates of all or any portion of the stock or substantially all the assets of the Borrower or any of its Subsidiary Parties or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiary Parties or any Environmental Action relating in any way to any Loan Party or any of its Subsidiary Parties, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Working Capital Facility Event of Default or Term Facility Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the relevant Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party under the relevant Facility and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and


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all of the  Obligations  of the Borrower now or  hereafter  existing  under this
Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

                  SECTION 8.06.  Binding  Effect.  This  Agreement  shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment was a Lender or an Affiliate of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than, with respect to the Working Capital Facility, the lesser of 5% of the Working Capital Facility or $5,000,000 and, with respect to the Term Facility, $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted without the consent of the Syndication Agent until June 30, 1998 or, if earlier, the date the Syndication Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,000.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).


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                  (c) By executing and delivering an Assignment and  Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or


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Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

                   (f) The Issuing Bank may assign all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the processing and recordation fee referred to in Section 8.07(a).

                  (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement, (v) the participant shall be entitled to the right of set-off contained in Section 8.05 and the benefit of the yield protection provisions of
Section 2.10 and 2.12 and (vi) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time pledge, assign or create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of (i) any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or (ii) to secure obligations of such Lender Party; provided, that no such pledge or assignment or creation of a security interest shall release a Lender Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender Party as a party hereto.



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                  SECTION 8.08. Execution in Counterparts. This Agreement may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 8.10. Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents, legal counsel, accountants and other advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks, banking, insurance companies or insurance
(including, without limitation, the National Association of Insurance Commisioners) and (d) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 8.10).

                  SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by

NYDOCS03/100354
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                                       95
suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.12. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.



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                  SECTION  8.14.  Intercreditor  Agreement.  Each  Lender  Party
acknowledges and agrees to be bound by the terms of the Intercreditor Agreement and authorizes the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender Party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          APPLEBEE'S INTERNATIONAL, INC.


                                          By------------------------
                                            Title:


                                          MERRILL LYNCH, PIERCE, FENNER &
                                          SMITH INCORPORATED, as Arranger and as
                                          Syndication Agent


                                          By------------------------
                                            Title:


                                          THE FIRST NATIONAL BANK OF
                                          CHICAGO, as Administrative Agent


                                          By------------------------
                                            Title:


                                          NATIONSBANK, N.A., as Documentation
                                          Agent


                                          By------------------------
                                            Title:









                                       97
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






                                          THE FIRST NATIONAL BANK OF
                                          CHICAGO, as Initial Issuing Bank


                                          By------------------------
                                            Title:



                         Initial Working Capital Lenders


                                          MERRILL LYNCH CAPITAL CORP.


                                          By------------------------
                                            Title:




                                          THE FIRST NATIONAL BANK OF
                                          CHICAGO


                                          By------------------------
                                            Title:





                                          NATIONSBANK, N.A.


                                          By------------------------
                                            Title:

                                          MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY


                                          By------------------------
                                            Title:



                                          BANK ONE, INDIANA, NA


                                          By------------------------
                                            Title:



                                          TORONTO DOMINION (TEXAS), INC.



                                          By------------------------
                                            Title:



                                          CHASE BANK OF TEXAS


                                          By------------------------
                                            Title:



                                          UMB BANK, N.A.


                                          By------------------------
                                            Title:

                                          UNITED MISSOURI BANK, N.A.


                                          By------------------------
                                            Title:



                                          LASALLE NATIONAL BANK


                                          By------------------------
                                            Title:



                                          MERCANTILE BANK OF ST. LOUIS


                                          By------------------------
                                            Title:



                                          THE FUJI BANK, LIMITED


                                          By------------------------
                                            Title:




                                          BANQUE PARIBAS


                                          By------------------------
                                            Title:



                                          DEEPROCK & COMPANY
                                          By: Eaton Vance Management
                                              as Investment Advisor


                                          By------------------------
                                            Title:

                                          DELANO COMPANY
                                          By: Pacific Investment Management
                                              Company, as its Investment Advisor


                                          By------------------------
                                            Title:



                                          VAN KAMPEN AMERICAN CAPITAL
                                          PRIME RATE INCOME TRUST


                                          By------------------------
                                            Title:



                                          HELLER FINANCIAL, INC.


                                          By------------------------
                                            Title:



                                          SANWA BUSINESS CREDIT CORPORATION


                                          By------------------------
                                            Title:

                                          Alliance Capital Management L.P.,
                                          as Manager on behalf of ALLIANCE
                                          CAPITAL FUNDING, L.L.C.
                                          By: ALLIANCE CAPITAL MANAGEMENT
                                              CORPORATION, General Partner of
                                              Alliance Capital Management L.P.


                                          By------------------------
                                            Title:



                                          PROTECTIVE INVESTMENT MANAGEMENT
                                          COMPANY


                                          By------------------------
                                            Title:



                                          SENIOR DEBT PORTFOLIO
                                          By: Boston Management and Research,
                                              as Investment Advisor


                                          By------------------------
                                            Title:



                                          SANWA BUSINESS CREDIT CORPORATION


                                          By------------------------
                                            Title:




                                          MERRILL LYNCH CAPITAL CORP.


                                          By------------------------
                                            Title:

                                          KZH-SOLEIL-2 CORPORATION


                                          By------------------------
                                            Title:



                              Initial Term Lenders



                                          MERRILL LYNCH CAPITAL CORP.


                                          By------------------------
                                            Title:



                                          [NAME OF INITIAL LENDER]


                                          By------------------------
                                            Title:




                                          LASALLE NATIONAL BANK


                                          By------------------------
                                            Title:



                                          [NAME OF INITIAL LENDER]


                                          By------------------------
                                            Title:


                                     [ETC.]